EXHIBIT 4.81

1. Shipbroker N/A	2. Place and date 12 January 2026
3. Owners/Place of business (Cl. 1) Sea 140 Leasing Co. Limited 27/F, Three Exchange Square, 8 Connaught Place, Central, Hong Kong	4. Bareboat Charterers/Place of business (Cl. 1) Skiathos Shipping Corporation Trust company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands
5. Vessel’s name, call sign and flag (Cl. 1 and 3) NAVE CAPELLA 3FHJ Republic of Panama or any other Flag State
6. Type of Vessel MR Tanker	7. GT/NT 30052/13255
8 When/Where built 2013 Dae Sun Shipbuilding & Engineering Co., Limited	9. Total DWT (abt.) in metric tons ~~on summer freeboard~~ 50000
10. Classification Society (Cl. 3) Nippon Kaiji Kyokai or other Classification Society	11. Date of last special survey by the Vessel’s classification society N/A

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12. Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3) IMO No.: 9487471 Length: 175.54 Breadth: 32.20 Depth: 19.10

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13. Port or Place of delivery (Cl. 3) The place of delivery specified under Clause 27 of the MOA	14. Time for delivery (Cl. 4) See Clause 34 (Delivery of Vessel)	15. Cancelling date (Cl. 5) See Clause 33 (Cancellation)
16. Port or Place of redelivery (Cl. 15) See Clause 40 (Termination, Redelivery and Total Loss)		17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) See Clause 40 (Termination, Redelivery and Total Loss)
18. Running days’ notice if other than stated in Cl. 4 N/A		19. Frequency of dry-docking (Cl. 10(g)) In accordance with Classification Society or Flag State requirements
20. Trading limits (Cl. 6) Worldwide within Institute Warranty Limits
21. Charter period (Cl. 2) See Clause 32 (Charter Period)		22. Charter hire (Cl. 11) See Clause 36 (Charterhire)
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV See Clause 36.10 - neither Clause 11(f) nor Part IV applies		25. Currency and method of payment (Cl. 11) Dollars/bank transfer
26. Place of payment; also state beneficiary and bank account (Cl. 11) See Clause 36 (Charterhire)		27. Corporate ~~Bank~~ guarantee~~/bond~~ (sum and place) (Cl. 24) (optional) See Clause 24 (Corporate Guarantee)
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) See Clause 35 (Quiet Enjoyment)

29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies)

See Clause 38 (Insurance) - CLAUSE 14 (Insurance, Repairs and Classification) DOES NOT APPLY

30. Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 38 (Insurance)		31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 38 (Insurance)
32. Latent defects (only to be filled in if period other than stated in Cl. 3) N/A		33. Brokerage commission and to whom payable (Cl. 27) N/A

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34. Grace period (state number of clear Business ~~banking d~~Days) (Cl. 28) See Clause 44 (Termination Event)	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) (a) English law/London arbitration See Clause 30(a)
36. War cancellation (indicate countries agreed) (Cl. 26(f)) N/A
37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) No, Part III does not apply	38. Name and place of Builders (only to be filled in if PART III applies) N/A
39. Vessel’s Yard Building No. (only to be filled in if PART III applies) N/A	40. Date of Building Contract (only to be filled in if PART III applies) N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) (a) N/A (b) N/A (c) N/A
42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) No, Part IV does not apply	43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) No, Part V does not apply
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) N/A	45. Country of the Underlying Registry (only to be filled in if PART V applies) N/A
46. Number of additional clauses covering special provisions, if agreed Clause 32 (Charter Period) to Clause 59 (Definitions)

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners) /s/ Lydia Ong Xuning Attorney-in-fact	Signature (Charterers) /s/ Panagiotis Boumpouras Attorney-in-fact

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1. Definitions See also Clause 59 (Definitions)

In this Charter, the following terms shall have the meanings hereby assigned to them:
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“The Owners” shall mean the party identified in Box 3;
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“The Charterers” shall mean the party identified in Box 4;
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~~“The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.~~
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~~“Financial Instrument” means the mortgage, deed of covenant or other such financial security instrument as~~
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~~annexed to this Charter and stated in Box 28.~~
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2. Charter Period
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In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to
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hire the Vessel for the period stated in Box 21 ~~(“The Charter Period”)~~. See also Clause 32 (Charter Period) and Clause 36 (Charterhire).
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3. Delivery
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(not applicable when Part III applies, as indicated in Box 37)
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~~(a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in~~
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~~every respect ready in hull, machinery and equipment for service under this Charter.~~
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The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in
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Box 13 ~~in such ready safe berth as the Charterers may direct~~.
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(b) The Vessel is~~shall be~~ properly documented on delivery in accordance with the laws of the Fflag state indicated in
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Box 5 and the requirements of the C~~c~~lassification S~~s~~ociety stated in Box 10. ~~The Vessel upon delivery shall have her~~
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~~survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box~~
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~~12.~~
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(c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a
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full performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers
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shall not be entitled to make or assert any claim against the Owners on account of any conditions,
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representations or warranties expressed or implied with respect to the Vessel. ~~but the Owners shall be liable for~~
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~~the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or~~
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~~appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested~~
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~~themselves within twelve (12) months after delivery unless otherwise provided in Box 32.~~
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4. Time for Delivery See Clauses 32 (Charter Period) and 34 (Delivery of Vessel)
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~~(not applicable when Part III applies, as indicated in Box 37)~~
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~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the~~
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~~Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.~~
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~~Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days’~~
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~~preliminary and not less than fourteen (14) running days’ definite notice of the date on which the Vessel is~~
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~~expected to be ready for delivery. The Owners shall keep the Charterers closely advised of possible changes in~~
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~~the Vessel’s position.~~
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5. Cancelling See Clause 33 (Cancellation)

~~(not applicable when Part III applies, as indicated in Box 37)~~

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~~(a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the~~

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~~option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours~~

~~after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect.~~
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~~(b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in~~
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~~a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to~~
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~~the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared~~
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~~within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within~~
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~~thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then~~
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~~exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be~~
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~~substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~
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~~(c) Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on~~
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~~the Owners under this Charter.~~
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6. Trading Restrictions See also Clauses 46.1(o) and 46.1(p)
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The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading
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limits indicated in Box 20.
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The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in
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conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein)
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without first obtaining the consent of the insurers to such employment and complying with such requirements
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as to extra premium or otherwise as the insurers may prescribe.
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The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which
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is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or
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prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction,
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seizure or confiscation.
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Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive
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products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter.
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This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial,
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agricultural, medical or scientific purposes provided the Owners’ prior approval has been obtained to loading
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thereof.
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7. Surveys on ~~Delivery and~~ Redelivery
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~~(not applicable when Part III applies, as indicated in Box 37)~~
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The Owners ~~and Charterers~~ shall ~~each~~ appoint surveyors for the purpose of determining and agreeing in writing
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the condition of the Vessel at the time of ~~delivery and~~ redelivery pursuant to Clause 40.3 (with the relevant costs paid by the Charterers).~~hereunder. The Owners shall bear all expenses~~
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~~of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-hire~~
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~~Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.~~
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8. Inspection
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The Owners shall have the right either (i) once every calendar year provided no Potential Termination Event or Termination Event which is continuing has occurred (after giving reasonable notice to the Charterers and provided that the Owners do not unduly interfere with or cause delay to the commercial operation of the Vessel) or (ii) at any time following the occurrence of a Potential Termination Event or Termination Event and for as long as it is continuing (~~at any time~~ after giving ~~reasonable~~ notice to the Charterers), to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:

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(a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and

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maintained. The costs and fees for such inspection or survey shall be paid by the Charterers, subject to the above conditions asa may be applicable from lines 73 to 74~~Owners unless the Vessel is~~

~~found to require repairs or maintenance in order to achieve the condition so provided~~;
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(b) in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for
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such inspection or survey shall be paid by the Charterers subject to the above conditions as may be applicable from lines 73 to 74; and
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(c) for any other commercial reason they consider necessary ~~(provided it does not unduly interfere with the~~
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~~commercial operation of the Vessel)~~. The costs and fees for such inspection and survey shall be paid by the
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Charterers, provided that the costs and fees for the inspection or survey shall be paid by the Owners if such inspection and survey is requested by the Owners and is not in accordance with lines 73 to 74

~~Owners~~.

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All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the
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Charter Period.
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The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall
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whenever required by the Owners furnish them with full information regarding any casualties or other accidents
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or damage to the Vessel.

The Charterers shall provide such necessary assistance, to the Owners, their representatives or agents in respect of any inspection hereunder. Provided that, where there is no Potential Termination Event or Termination Event which is continuing has occurred, any request for assistance made by the Owners shall be reasonable.

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9. Inventories, Oil and Stores See Clause 34.7
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~~A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all~~
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consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on
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~~delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of~~
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~~delivery and redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes~~
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~~and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the~~
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~~ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the~~
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inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.
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10. Maintenance and Operation
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(a) (i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the
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absolute disposal for all purposes of the Charterers and under their complete control in every respect. The
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Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of
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repair, in efficient operating condition and in accordance with good commercial maintenance practice and,
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~~except as provided for in Clause 14(l),~~ if applicable, at their own expense they shall at all times keep the Vessel’s
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classification ~~Class~~ fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary
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certificates in force at all times.
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(ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new
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equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements
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or by compulsory legislation ,the Charterers shall ensure that the same are complied with and the time and costs of compliance shall be for the Charterers' account.~~costing (excluding the Charterers’ loss of time) more than the percentage stated in~~
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~~Box 23, or if Box 23 is left blank, 5 per cent of the Vessel’s insurance value as stated in Box 29, then the extent, if~~
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~~any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between~~

the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the

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~~Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence~~

~~of agreement, be referred to the dispute resolution method agreed in Clause 30.~~
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(iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party
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liabilities as required by any government, including federal, state or municipal or other division or authority
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thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place,
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territorial or contiguous waters of any country, state or municipality in performance of this Charter without any
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delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such
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government or division or authority thereof.
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The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy
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such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all
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consequences whatsoever (including loss of time) for any failure or inability to do so.
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(b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual,
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navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they
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shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of
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the Vessel under this Charter, including annual flag state fees and any foreign general municipality and/or state
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taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes
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whatsoever, even if for any reason appointed by the Owners.
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Charterers shall, upon request by the Owners, comply with the regulations regarding officers and crew in force in the country of the Vessel’s
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flag or any other applicable law.
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(c) The Charterers shall, upon request by the Owners, keep the Owners ~~and the mortgagee(s)~~ advised of the intended employment (other than in respect of Short Term Time Subcharter), planned dry-
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docking (other than the periodical dry-docking referred to under paragraph (g) below) and major repairs ~~of the Vessel~~, as reasonably required.
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(d) Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in
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their own colours, install and display their funnel insignia and fly their own house flag (with all fees, costs and expenses arising in relation thereto for the Charterers' account). The Charterers shall also
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have the liberty, without the consent of the Owners~~with the Owners’ consent, which shall not be unreasonably withheld~~, to change the flag of the Vessel to that of another Flag State (with all fees, costs and expenses arising in relation thereto for the Charterers' account) and/or with the Owners' consent, which shall not be unreasonably withheld,
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the name of the Vessel (with all fees, costs and expenses arising in relation thereto for the Charterers' account) during the Charter Period. Any painting~~Painting~~ and re-painting, instalment and re-instalment,
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registration (including maintenance and renewal thereof) and re-registration~~, if required by the Owners,~~ shall be at the Charterers’ expense and time. If the Flag State requires the Owners to establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to establish and maintain such physical presence or office shall be for the account of the Charterers.
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(e) Changes to the Vessel – Subject to Clause 10(a)(ii) and Clause 10(b), the Charterers shall make no structural changes in the Vessel
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which materially adversely affect the Vessel's classification or value~~or changes~~ in the machinery, boilers, appurtenances ~~or spare parts thereof~~ without in each instance first securing
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the Owners’ approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the
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Vessel to its former condition before redelivery of the Vessel~~before the termination of this Charter~~.
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(f) Use of the Vessel’s Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment,

and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent

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shall be returned to the Owners on redelivery (without prejudice to Clauses 40.6 and 40.7 and if redelivery is required pursuant to this Charter) in the same good order and condition as when received, ordinary

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wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs
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to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards
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workmanship and quality of materials) as not to diminish the value of the Vessel. Title of any equipment so replaced shall vest in and remain with the Owners. The Charterers have the right
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to fit additional equipment at their expense and risk (provided that no permanent structural damage is caused to the Vessel by reason of such installation) and ~~but~~ the Charterers shall, at their expense, remove such equipment and make good any damage caused by the fitting or removal of such additional equipment before the Vessel is redelivered to the Owners pursuant to Clause 40.3 and without prejudice to Clauses 40.6 and 40.7, ~~at the end~~
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~~of the period~~ if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at
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time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations
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and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners
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for all expenses incurred in connection therewith, also for any new equipment required in order to comply with
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radio regulations.
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(g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts
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whenever the same may be necessary, but not less than once during the period stated in Box 19 or, if Box 19 has
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been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the
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Classification Society or flag state.
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11. Hire See Clause 36 (Charterhire)
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~~(a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect~~
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~~of which time shall be of the essence.~~
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~~(b) The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22~~
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~~which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable~~
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~~on the date and hour of the Vessel’s delivery to the Charterers. Hire shall be paid continuously throughout the~~
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~~Charter Period.~~
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~~(c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25~~
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~~and at the place mentioned in Box 26.~~
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~~(d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally~~
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~~according to the number of days and hours remaining before redelivery and advance payment to be effected~~
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~~accordingly.~~
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~~(e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of.~~
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~~The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last~~
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~~reported or when the Vessel is posted as missing by Lloyd’s, whichever occurs first. Any hire paid in advance to~~
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~~be adjusted accordingly.~~
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~~(f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If~~
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~~Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) for the~~
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~~currency stated in Box 25, as quoted by the British Bankers’ Association (BBA) on the date when the hire fell due,~~
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~~increased by 2 per cent, shall apply.~~

~~(g) Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of~~

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~~the~~

~~Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire~~

~~payment date.~~

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12. Mortgage See Clause 35 (Quiet Enjoyment)

~~(only to apply if Box 28 has been appropriately filled in)~~
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~~(a)* The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any~~
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~~mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~
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~~(b)* The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument.~~
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~~The Charterers undertake to comply, and provide such information and documents to enable the Owners to~~
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~~comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and~~
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~~maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time~~
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~~during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The~~
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~~Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions~~
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~~and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be~~
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~~required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated~~
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~~in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any~~
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~~other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~
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~~*(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).~~
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13. Insurance and Repairs See also Clause 38 (Insurance)
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(a) Subject and without prejudice to Clause 38 (Insurance), during ~~During~~ the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and
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machinery, marine and war (including blocking and trapping) and Protection and Indemnity risks and freight, demurrage and defence risks (and any risks against which it is compulsory to insure for the
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operation of the Vessel, including but not limited to maintaining financial security in accordance with sub-clause 10(a)(iii)) ~~in such~~
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~~form as the Owners shall in writing approve, which approval shall not be unreasonably withheld~~. During the Charter Period, the Charterers shall procure (at the Charterers' expense) that there are in place innocent owners' interest insurance, owner's additional perils (pollution) insurance and if applicable mortgagees' interest insurance and mortgagees' additional perils (pollution) insurance, any such insurances shall be arranged by the Owners (at the cost of the Charterers). All other~~Such~~ insurances as specified in this Clause 13 (Insurance and Repairs)
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shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the
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Mortgagee~~mortgagee~~(s) (if any).~~, and t~~ The Charterers shall be at liberty to protect under such insurances the interests of any
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managers they may appoint. Insurance policies shall cover the Owners and the Charterers and the Mortgagees (if any) according to their
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respective interests.
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Subject to the provisions of the Financial Instruments (if any) ~~, if any,~~ and the agreed loss payable clauses, and the approval of ~~the Owners and~~ the insurers,
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the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the
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insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the
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extent of coverage under the insurances herein provided for.
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The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred
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thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible
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franchise(s) or deductibles provided for in the insurances.
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All time used for repairs under the provisions of sub-clause 13(a) ~~and for repairs of latent defects according to~~

~~Clause 3(c) above~~, including any deviation, shall be for the Charterers’ account.

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(b) ~~If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall~~

~~be limited to the amount for each party set out in Box 30 and Box 31, respectively.~~ The ~~Owners or the~~ Charterers
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~~as the case may be~~ shall immediately furnish the Owners~~other party~~ with particulars of any additional insurance effected,
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including copies of any cover notes or policies and the written consent of the insurers of any such required
217
insurance in any case where the consent of such insurers is necessary.
218
(c) The Charterers shall upon the request of the Owners, promptly provide information and promptly execute such documents
219
as may be required to enable the Owners to comply with the insurance provisions of each~~the~~ Financial Instrument (if any).
220
(d) Subject to the provisions of the Financial Instruments, if any, and Clause 38 (Insurance) and Clause 40 (Termination, Redelivery and Total Loss), should the Vessel become ~~an actual, constructive,~~
221
~~compromised or agreed~~a Total Loss~~total loss under the insurances required under sub-clause 13(a)~~, all insurance payments
222
for such loss shall be paid to the Owners (or if applicable, their financiers) in accordance with the agreed loss payable clauses~~who shall distribute the moneys between the Owners and the Charterers~~
223
~~according to their respective interests.~~ The Charterers undertake to notify the Owners ~~and the mortgagee(s), if~~
224
~~any,~~ of any occurrences in consequence of which the Vessel is likely to become a Total Loss~~total loss as defined in this~~
225
~~Clause~~.
226
(e) The Owners shall upon the request of the Charterers and subject to the Owners' approval of such request which shall not be unreasonably withheld, promptly execute such documents as may be required to
227
enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.
228
(f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-
229
clause 13(a), the value of the Vessel is the sum indicated in Clause 38 (Insurance)~~Box 29~~.
230
14. Insurance, Repairs and Classification - intentionally omitted
231
~~(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered~~
232
~~deleted).~~
233
~~(a) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and~~
234
machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall
235
not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the
236
~~Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to~~
237
discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies
238
~~shall cover the Owners and the Charterers according to their respective interests.~~
239
~~(b)~~ During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection
240
~~and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel,~~
241
~~including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall~~
242
~~in writing approve which approval shall not be unreasonably withheld.~~
243
~~(c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the~~
244
~~Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which~~
245
~~would otherwise have been covered by such insurance.~~

~~(d)~~ The Charterers shall, subject to the approval of the Owners or Owners’ Underwriters, effect all insured repairs,

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and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for

~~under the provisions of sub-clause 14(a).~~

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~~The Charterers to be secured reimbursement through the Owners’ Underwriters for such expenditures upon~~

~~presentation of accounts.~~
252
~~(e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred~~
253
~~thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible~~
254
~~franchise(s) or deductibles provided for in the insurances.~~
255
~~(f) All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects~~
256
~~according to Clause 3 above, including any deviation, shall be for the Charterers’ account and shall form part of~~
257
~~the Charter Period.~~
258
~~The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for~~
259
~~such time as may be required to make such repairs.~~
260
~~(g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall~~
261
~~be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers~~
262
~~as the case may be shall immediately furnish the other party with particulars of any additional insurance effected,~~
263
~~including copies of any cover notes or policies and the written consent of the insurers of any such required~~
264
~~insurance in any case where the consent of such insurers is necessary.~~
265
~~(h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances~~
266
~~required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall~~
267
~~distribute the moneys between themselves and the Charterers according to their respective interests.~~
268
~~(i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged~~
269
~~by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~
270
~~(j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to~~
271
~~enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~
272
~~(k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-~~
273
~~clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~
274
~~(l) Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if~~
275
~~applicable, the Owners shall keep the Vessel’s Class fully up to date with the Classification Society indicated in~~
276
~~Box 10 and maintain all other necessary certificates in force at all times.~~
277
15. Redelivery See Clause 40 (Termination, Redelivery and Total Loss)
278
~~At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe~~
279
~~and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The~~
280
~~Charterers shall give the Owners not less than thirty (30) running days’ preliminary notice of expected date, range~~
281
~~of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days’ definite notice~~
282
~~of expected date and port or place of redelivery.~~
283
~~Any changes thereafter in the Vessel’s position shall be notified immediately to the Owners.~~
284
~~The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding~~
285
~~ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel~~
286
~~within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within~~
287
~~the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per~~
288
~~cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is~~

~~exceeded. All other terms, conditions and provisions of this Charter shall continue to apply.~~

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~~Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good~~

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~~structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class~~

~~excepted.~~
293
~~The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at~~
294
~~least the number of months agreed in Box 17.~~
295
16. Non-Lien
296
Other than Permitted Security Interests, the~~The~~ Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their
297
agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further
298
agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice
299
reading as follows:
300
“This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of
301
the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or
302
permit to be imposed on the Vessel any lien whatsoever.” or a notice in such form as required by any Mortgagee(s).
303
17. Indemnity See Clauses 37.3, 38.15, 38.16, 40.5, 41.1 and 50 (Indemnities)
304
~~(a) The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising~~
305
~~out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature~~
306
~~arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by~~
307
~~reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their~~
308
~~own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including~~
309
~~the provision of bail.~~
310
~~Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all~~
311
~~consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.~~
312
~~(b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners~~
313
~~shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released,~~
314
~~including the provision of bail.~~
315
~~In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred~~
316
~~by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.~~
317
18. Lien
318
The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any
319
sub-charterers and any Bill of Lading freight for all claims under this Charter~~, and the Charterers to have a lien on~~
320
~~the Vessel for all moneys paid in advance and not earned~~.
321
19. Salvage
322
All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing
323
damage occasioned thereby shall be borne by the Charterers.
324
20. Wreck Removal
325
In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the
326
Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

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21. General Average

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The Owners shall not contribute to General Average.

22. Assignment~~, Sub-Charter and Sale~~
331
(a) The Charterers shall not assign this Charter ~~nor sub-charter the Vessel on a bareboat basis~~ except with the prior
332
consent in writing of the Owners~~, which shall not be unreasonably withheld,~~ and subject to such terms and
333
conditions as the Owners shall approve.
334
~~(b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of~~
335
~~the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of~~
336
~~this Charter.~~
337
23. Contracts of Carriage
338
(a)* The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and
339
conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation
340
relating to carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the
341
documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and
342
the Both-to-Blame Collision Clause.
343
~~(b)* The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of~~
344
~~passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation~~
345
~~relating to carrier’s liability for passengers and their luggage compulsorily applicable in the trade; if no such~~
346
~~legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of~~
347
~~Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~
348
~~*Delete as applicable.~~
349
24. Corporate ~~Bank~~ Guarantee
350
~~(Optional, only to apply if Box 27 filled in)~~
351
The Charterers undertake to furnish on or about the date of this Charter~~, before delivery of the Vessel~~, a corporate ~~first class bank~~ guarantee from the Guarantor~~or bond in the~~
352
~~sum and at the place as indicated in Box 27~~ as guarantee, and on or about the date of this Charter, the other Security Documents (as the case may be) as security, in each case for full performance of their obligations under this
353
Charter.
354
25. Requisition/Acquisition
355
(a) Subject to the provisions of the Financial Instruments (if any) and the General Assignment, in~~In~~ the event of the Requisition for Hire of the Vessel by any governmental or other competent authority
356
(hereinafter referred to as “Requisition for Hire”) irrespective of the date during the Charter Period when
357
“Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indefinite
358
or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the
359
Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated
360
and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time
361
when the Charter would have terminated pursuant to any of the provisions hereof always provided however that if all hire has been paid by the Charterers hereunder then
362
in the event of “Requisition for Hire” any Requisition Hire or compensation is received or receivable by the Owners, the same shall be payable to the Charterers during the remainder of the Charter Period or the period of the “Requisition

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for Hire” whichever be the shorter.

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~~(b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the~~

~~Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as~~
367
~~“Compulsory Acquisition”), then, irrespective of the date during the Charter Period when “Compulsory~~
368
~~Acquisition” may occur, this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”.~~
369
~~In such event Charter Hire to be considered as earned and to be paid up to the date and time of such “Compulsory~~
370
~~Acquisition”.~~
371
26. War
372
(a) Subject to the provisions of the Financial Instruments (if any), for~~For~~ the purpose of this Clause, the words “War Risks” shall include any war (whether actual or threatened), act
373
of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines
374
(whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades
375
(whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or
376
against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or
377
the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous
378
to the Vessel, her cargo, crew or other persons on board the Vessel.
379
(b) Without first obtaining the consent of the insurers to such employment and complying with the terms of Clause 38 (Insurance) and such other requirements as to extra insurance premiums or any other requirements as may be prescribed by the insurers, the~~The~~ Vessel~~, unless the written consent of the Owners be first obtained,~~ shall not continue to or go through any
380
port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that
381
the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners,
382
may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which
383
only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have
384
the right to require the Vessel to leave such area.
385
(c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed
386
on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or
387
against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject,
388
or is likely to be subject to a belligerent’s right of search and/or confiscation.
389
~~(d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums~~
390
~~and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within,~~
391
~~any area or areas which are specified by such insurers as being subject to additional premiums because of War~~
392
~~Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as~~
393
~~the next payment of hire is due.~~
394
(e) The Charterers shall have the liberty:
395
(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in
396
convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which
397
are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or
398
group whatsoever acting with the power to compel compliance with their orders or directions;
399
(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

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(iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and
403
give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey
404
the orders and directions of those who are charged with their enforcement.
405
(f) In the event of outbreak of war ~~(whether there be a declaration of war or not)~~
406
~~(i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom;~~
407
~~France; and the People’s Republic of China,~~
408
~~(ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have~~
409
~~the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance~~
410
~~with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this~~
411
~~Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has~~
412
~~no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by~~
413
~~the Owners. In all cases~~ hire shall continue to be paid in accordance with Clause 36 (Charterhire)~~11~~ and except as aforesaid all
414
other provisions of this Charter shall apply until the end of the Charter Period~~redelivery~~.
415
27. Commission - intentionally omitted
416
The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire ~~paid~~
417
under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the
418
~~actual expenses of the Brokers and a reasonable fee for their work.~~
419
~~If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall~~
420
~~indemnify the Brokers against their loss of commission.~~
421
~~Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of~~
422
~~commission but in such case the commission shall not exceed the brokerage on one year’s hire.~~
423
28. Termination See Clauses 40 (Termination, Redelivery and Total Loss) and 44 (Termination Events)
424
~~(a) Charterers’ Default~~
425
~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter~~
426
~~with immediate effect by written notice to the Charterers if:~~
427
~~(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual~~
428
~~payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers,~~
429
the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as
430
recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such
431
~~number of days following the Owners’ notice, the payment shall stand as regular and punctual.~~
432
~~Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners’~~
433
~~notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and~~
434
~~terminate the Charter without further notice;~~
435
~~(ii) the Charterers fail to comply with the requirements of:~~

~~(1) Clause 6 (Trading Restrictions)~~

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~~(2) Clause 13(a) (Insurance and Repairs)~~

~~provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a~~
439
~~specified number of days grace within which to rectify the failure without prejudice to the Owners’ right to~~
440
~~withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~
441
~~(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance~~
442
~~and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any~~
443
~~event so that the Vessel’s insurance cover is not prejudiced.~~
444
~~(b) Owners’ Default~~
445
~~If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that~~
446
~~the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14)~~
447
~~running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall~~
448
~~be entitled to terminate this Charter with immediate effect by written notice to the Owners.~~
449
~~(c) Loss of Vessel~~
450
~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive~~
451
~~or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be~~
452
~~lost unless she has either become an actual total loss or agreement has been reached with her underwriters in~~
453
~~respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is~~
454
~~not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~
455
~~(d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party~~
456
~~in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or~~
457
~~bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver~~
458
~~is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or~~
459
~~composition with its creditors.~~
460
~~(e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to~~
461
~~the date of termination and to any claim that either party might have.~~
462
29. Repossession
463
In the event ~~of~~ the Owners have made a request for redelivery of the Vessel ~~termination of this Charter~~ in accordance with the applicable provisions of Clause 40.3~~28~~, the
464
Owners shall in addition have the right to repossess the Vessel from the Charterers at her current or next port of call, or at
465
a port or place convenient to them without hindrance or interference by the Charterers, courts or local
466
authorities. Pending physical repossession of the Vessel in accordance with this Clause 29 (Repossession) and/or Clause 40 (Termination, Redelivery and Total Loss), the Charterers shall
467
hold the Vessel as gratuitous bailee only to the Owners and the Charterers shall procure that the master and crew follow the orders and directions of the Owners. ~~The Owners shall arrange for an authorised~~
468
~~representative to board the Vessel as soon as reasonably practicable following the termination of the Charter.~~
469
~~The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the~~
470
~~Vessel by the Owners’ representative.~~ All arrangements and expenses relating to the settling of wages,
471
disembarkation and repatriation of the Charterers’ Master, officers and crew shall be the sole responsibility of
472
the Charterers.
473
30. Dispute Resolution

(a)* This Charter and any non-contractual obligations arising out of or in connection with it ~~Contract~~ shall be governed by and construed in accordance with English law and any dispute arising out of

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475 476

or in connection with this Charter ~~Contract~~ shall be referred to arbitration in London in accordance with the

Arbitration

Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to

477		the provisions of this Clause.
478		The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)
479		Terms current at the time when the arbitration proceedings are commenced.
480		The reference shall be to three (3) arbitrators. A party wishing to refer a dispute to arbitration shall appoint its
481 482

arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint

its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator

483		as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the
484		fourteen (14) days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within
485		the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further
486 487

prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly.

The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

488		Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the
489		appointment of a sole arbitrator. Where the reference is to three (3) arbitrators the procedure for making appointment shall be in accordance with the procedure for full arbitration stated above.
490 491

In cases where neither the claim nor any counterclaim exceeds the sum of US$100~~50~~,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure

492		current at the time when the arbitration proceedings are commenced. The language of the arbitration proceedings shall be English.
~~493~~	~~(b)*~~	~~This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the~~
~~494~~		~~Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be~~
~~495~~		~~referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the~~
~~496~~		~~two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any~~
~~497 498~~		~~award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~
~~499~~		~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the~~
~~500~~		~~parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure~~
~~501~~		~~of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~
~~502~~	~~(c)*~~	~~This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by~~
~~503~~		~~the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a~~
~~504~~		~~mutually agreed place, subject to the procedures applicable there.~~
~~505~~	~~(d)~~	~~Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference~~
~~506~~		~~and/or dispute arising out of or in connection with this Contract.~~
~~507~~		~~In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the~~
~~508~~		~~following shall apply:~~
~~509~~		~~(i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation~~

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~~by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to~~

~~mediation.~~
~~512~~
~~(ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they~~
~~513~~
~~agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days,~~
~~514~~
~~failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal~~
~~515~~
~~(“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted~~
~~516~~
~~in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event~~
~~517~~
~~of disagreement, as may be set by the mediator.~~
~~518~~
~~(iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and~~
~~519~~
~~may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~
~~520~~
~~(iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers~~
~~521~~
~~necessary to protect its interest.~~
~~522~~
~~(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall~~
~~523~~
~~continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account~~
~~524~~
~~when setting the timetable for steps in the arbitration.~~
~~525~~
~~(vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in~~
~~526~~
~~the mediation and the parties shall share equally the mediator’s costs and expenses.~~
~~527~~
~~(vii) The mediation process shall be without prejudice and confidential and no information or documents~~
~~528~~
~~disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law~~
~~529~~
~~and procedure governing the arbitration.~~
~~530~~
~~(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)~~
~~531~~
~~(e) If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall~~
~~532~~
~~apply in all cases.~~
~~533~~
~~*Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.~~
~~534~~
31. Notices See Clause 43 (Notices)
~~535~~
~~(a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex,~~
~~536~~
~~registered or recorded mail or by personal service.~~

~~(b) The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.~~

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~~1~~
~~1. Specifications and Building Contract~~
~~2~~
~~(a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called “the Building Contract”)~~
~~3~~
~~as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications~~
~~4~~
and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as
~~5~~
~~approved by the Charterers.~~
~~6~~
~~(b)~~ No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by
~~7~~
~~the Charterers as aforesaid, without the Charterers’ consent.~~
~~8~~
~~(c) The Charterers shall have the right to send their representative to the Builders’ Yard to inspect the Vessel during~~
~~9~~
the course of her construction to satisfy themselves that construction is in accordance with such approved
~~10~~
~~specifications and plans as referred to under sub-clause (a) of this Clause.~~
~~11~~
~~(d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein.~~
~~12~~
Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel ~~from~~
~~13~~
the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by ~~the~~
~~14~~
~~Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims~~
~~15~~
~~against the Owners in respect of the Vessel’s performance or specification or defects, if any.~~
~~16~~
Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from
~~17~~
~~delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any~~
~~18~~
defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or
~~19~~
~~remedies.~~
~~20~~
However, the Owners’ liability to the Charterers shall be limited to the extent the Owners have a valid claim
~~21~~
against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to
~~22~~
~~the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover~~
~~23~~
under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so
~~24~~
recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time
~~25~~
~~incurred.~~
~~26~~
Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in ~~Box~~
~~27~~
~~41(a) or if not filled in shall be shared equally between the parties.~~
~~28~~
~~The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders)~~
~~29~~
~~shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.~~
~~30~~
~~2. Time and Place of Delivery~~
~~31~~
~~(a)~~ Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance
~~32~~
~~with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the~~
~~33~~
Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the
~~34~~
Builders’ Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the
~~35~~
~~parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be~~
~~36~~
ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall
~~37~~
be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that

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~~38~~
~~be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance~~

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~~39~~
~~of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be~~
~~40~~
~~entitled to make any claim against the Owners in respect of any conditions, representations or warranties,~~
~~41~~
~~whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.~~
~~42~~
~~(b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled~~
~~43~~
~~under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers~~
~~44~~
~~written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers~~
~~45~~
~~and upon receipt of such notice by the Charterers this Charter shall cease to have effect.~~
~~46~~
~~(c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall,~~
~~47~~
~~before exercising such right of rejection, consult the Charterers and thereupon~~
~~48~~
~~(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7)~~
~~49~~
~~running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease~~
~~50~~
~~to have effect; or~~
~~51~~
~~(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7)~~
~~52~~
~~running days require the Owners to negotiate with the Builders as to the terms on which delivery should~~
~~53~~
~~be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the~~
~~54~~
~~Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and~~
~~55~~
~~deliver her to the Charterers;~~
~~56~~
~~(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to~~
~~57~~
~~reject the Vessel from the Builders;~~
~~58~~
~~(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be~~
~~59~~
~~liable to the Charterers for any claim under or arising out of this Charter or its termination.~~
~~60~~
~~(d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a~~
~~61~~
~~claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared~~
~~62~~
~~equally between the parties.~~
~~63~~
~~3. Guarantee Works~~
~~64~~
~~If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be~~
~~65~~
~~performed in accordance with the building contract terms, and hire to continue during the period of guarantee~~
~~66~~
~~works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.~~
~~67~~
~~4. Name of Vessel~~
~~68~~
~~The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be~~
~~69~~
~~painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.~~
~~70~~
~~5. Survey on Redelivery~~
~~71~~
~~The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing~~
~~72~~
~~the condition of the Vessel at the time of redelivery.~~
~~73~~
~~Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any,~~
~~74~~
~~including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall~~
~~75~~
~~also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be~~
~~76~~
~~paid at the rate of hire per day or pro rata.~~

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~~1~~
On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and
~~2~~
~~II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the~~
~~3~~
~~Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.~~
~~4~~
~~In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.~~
~~5~~
~~The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.~~
~~6~~
The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens
~~7~~
or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing
~~8~~
~~mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to~~
~~9~~
the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against ~~all~~
~~10~~
consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any
~~11~~
taxes, notarial, consular and other charges and expenses connected with the purchase and registration under
~~12~~
Buyers’ flag, shall be for Buyers’ account. Any taxes, consular and other charges and expenses connected with
~~13~~
~~closing of the Sellers’ register, shall be for Sellers’ account.~~
~~14~~
~~In exchange for payment of the last month’s hire instalment the Sellers shall furnish the Buyers with a Bill of Sale~~
~~15~~
~~duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On~~
~~16~~
delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship’s Register and deliver a
~~17~~
~~certificate of deletion to the Buyers.~~
~~18~~
~~The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors,~~
~~19~~
~~chains, etc.), as well as all plans which may be in Sellers’ possession.~~
~~20~~
~~The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra~~
~~21~~
~~payment.~~
~~22~~
~~The Vessel with everything belonging to her shall be at Sellers’ risk and expense until she is delivered to the~~
~~23~~
~~Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be~~
~~24~~
delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for
~~25~~
~~possible faults or deficiencies of any description.~~
~~26~~
~~The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the~~
~~27~~
~~Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~28~~
~~cost for their journey to any other place.~~

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~~1.~~	~~1. Definitions~~
~~2~~	~~For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:~~
~~3~~	~~“The Bareboat Charter Registry” shall mean the registry of the State whose flag the Vessel will fly and in which~~
~~4~~	~~the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.~~
~~5~~	~~“The Underlying Registry” shall mean the registry of the state in which the Owners of the Vessel are registered~~
~~6~~	~~as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat~~
~~7~~	~~Charter Registration.~~
~~8~~	~~2. Mortgage~~
~~9~~	~~The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II)~~
~~10~~	~~shall apply.~~
~~11~~	~~3. Termination of Charter by Default~~
~~12~~	~~If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if~~
~~13~~	~~the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the~~
~~14~~	~~Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying~~
~~15~~	~~Registry as shown in Box 45.~~
~~16~~	~~In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default~~
~~17~~	~~by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to~~
~~18~~	~~terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners~~
~~19~~	~~under this Charter.~~

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ADDITIONAL CLAUSES TO BARECON 2001

DATED 12 January 2026

Clause 32
– Charter Period
32.1
For the avoidance of doubt, notwithstanding the fact that the Charter Period shall commence on the Commencement Date, this Charter shall be:
(a)
in full force and effect; and
(b)
valid, binding and enforceable against the parties hereto,

with effect from the date of this Charter until the end of the Charter Period (subject to the terms of this Charter).

32.2
The Charter Period shall, subject to the terms of this Charter, continue for a period of sixty (60) months from the Commencement Date.
Clause 33
– CANCELLATION
33.1
If:
(a)
a Termination Event occurs prior to the delivery of the Vessel by the Charterers (in their capacity as sellers) to Owners (in their capacity as buyers) under the MOA;
(b)
it becomes unlawful for the Owners (in their capacity as buyers) to perform or comply with any or all of their obligations under the MOA or any of the obligations of the Owners under the MOA are not or cease to be legal, valid, binding and enforceable; and/or
(c)
the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason and/or the Vessel is not delivered on or prior to the Cancelling Date, then this Charter shall immediately terminate and be cancelled (provided that any provision hereof expressed to survive such termination or cancellation shall so do in accordance with its terms) without the need for either of the Owners or the Charterers to take any action whatsoever provided that the Owners shall be entitled to retain all documented fees, costs and expenses paid by the Charterers pursuant to Clause 41 (Fees and Expenses) (and without prejudice to Clause 41 (Fees and Expenses) and any clause of the MOA, if any such fees, costs or expenses have not been paid, the Charterers shall forthwith pay all such documented fees, costs and expenses to the Owners in accordance with Clause 41 (Fees and Expenses) and such payment shall be irrevocable and unconditional and is acknowledged by the Charterers to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners' risk of the Charterers failing to perform its obligations under this Charter. For the avoidance of doubt, the termination or cancellation of the Charter shall not prejudice the operation of any provision of any Leasing Document which is expressed to survive the termination or cancellation of this Charter).

Clause 34
– Delivery of Vessel
34.1
(a)
This Charter is part of a transaction involving the sale, purchase and charter back of the Vessel and constitutes one of the Leasing Documents.
(b)
The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:

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(i)
the delivery of the Vessel by the Charterers (in their capacity as sellers) to the Owners (in their capacity as buyers) in accordance with the terms of the MOA with such delivery occurring on or before the Cancelling Date (and, for the purposes of this Charter, the Vessel shall be deemed delivered to the Charterers simultaneously with delivery of the Vessel to the Owners pursuant to the MOA);
(ii)
no Potential Termination Event or Termination Event having occurred and being continuing as at the Commencement Date;
(iii)
the representations and warranties contained in Clause 45 being true and correct on the date of this Charter and each day thereafter until and including the last day of the Charter Period;
(iv)
the Owners having received from the Charterers:
(A)
on or prior to the submission of a Payment Notice (as defined in the MOA) under the MOA, the documents or evidence set out in Part A of Schedule II in form and substance satisfactory to them; and
(B)
after Delivery, the documents or evidence set out in Part B of Schedule II in form and substance satisfactory to them within the time periods set out thereunder,

and if any of the documents listed in sub-paragraph (iv) above are not in the English language then they shall be accompanied by a certified English translation.

34.2
The conditions precedent and conditions subsequent specified in Clause 34.1(b)(iv) are inserted for the sole benefit of the Owners and may be waived or deferred in whole or in part and with or without conditions by the Owners.
34.3
On delivery to and acceptance by the Owners of the Vessel under the MOA from the Charterers (in their capacity as sellers) and subject to the provisions of this Clause 34, the Vessel shall be deemed to have been delivered to, and accepted without reservation by, the Charterers under this Charter and the Charterers shall become and be entitled to the possession and use of the Vessel on and subject to the terms and conditions of this Charter.
34.4
On Delivery, as evidence of the commencement of the Charter Period the Charterers shall sign and deliver to the Owners the Acceptance Certificate. Without prejudice to this Clause 34.4, the Charterers shall be deemed to have accepted the Vessel under this Charter and the commencement of the Charter Period having started, on Delivery even if for whatever reason, the Acceptance Certificate is not signed and/or the Charterers do not take actual possession of the Vessel at that time.
34.5
Save where any of the events set out under Clause 44.1(f) (iv), (v), (vi) and (viii) below applies in relation to the Owners (and in the absence of a Termination Event or Potential Termination Event having occurred at the same time), the Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners under the MOA from the Charterers (in their capacity as sellers), and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including, without limitation, any loss of profit or any loss or otherwise:
(a)
resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or
(b)
arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence.
34.6
The Owners will not and shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and greases (whether in storage tanks and unopened drums or otherwise) except such items (including bunkers, lubricating oils, unbroached provisions, paints, ropes and other consumable stores) as are on the Vessel on Delivery (and without any liability for the quality, quantity or fitness of the same accruing to Owners).
34.7
The Charterers shall, following the Owners' delivery of items on board the Vessel on Delivery pursuant to Clause 34.6, keep all such items on board the Vessel for the Charterers' own use.

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Clause 35
– Quiet enjoyment
35.1
Provided that no Potential Termination Event or Termination Event has occurred pursuant to the terms of this Charter, the Owners hereby agree not to disturb or interfere (or instruct or authorise another party to disturb or interfere) with the Charterers' lawful use, possession and quiet enjoyment of the Vessel during the Charter Period.
35.2
The Owners shall procure that their financier(s) enter into a Quiet Enjoyment Agreement with the Charterers on such terms as may be mutually agreed between the Owners, the Owners' financier(s) and the Charterers.
35.3
Subject to Clause 35.1 above, the Charterers acknowledge that, at any time during the Charter Period:
(a)
the Owners are entitled to enter into certain funding arrangements with their financier(s), (the "Mortgagee"), in order to finance in part or in full of the Purchase Price (such financing amount not to exceed the Outstanding Principal Balance at the relevant time), which funding arrangements may be secured, inter alia, by the relevant Financial Instruments;
(b)
the Owners may do any of the following as security for the funding arrangements referred to in paragraph (a) above:
(i)
execute a ship mortgage over the Vessel or any other Financial Instrument in favour of a Mortgagee;
(ii)
assign their rights and interests to, in or in connection with this Charter and any other Leasing Document in favour of that Mortgagee;
(iii)
assign their rights and interests to, in or in connection with the Insurances, the Earnings and the Requisition Compensation of the Vessel in favour of that Mortgagee; and
(iv)
enter into any other document or arrangement which is necessary to give effect to such financing arrangements; and
(c)
the Charterers undertake to comply, and provide such information and documents and all necessary assistance reasonably required to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in any Financial Instrument or as may be directed from to time during the currency of this Charter by the Mortgagee in conformity with any Financial Instrument. The Charterers further agree and acknowledge all relevant terms, conditions and provisions of each Financial Instrument (if any) and agree to acknowledge this in writing in any form that may be reasonably required by the Mortgagee, provided that any such Financial Instrument do not impose additional obligations or liabilities on the Charterers beyond those required under this Charter.
Clause 36
– Charterhire
36.1
In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners, the Charterhire, the Advance Charterhire and the Purchase Obligation Price or, as the case may be, the Purchase Option Price.
36.2
The Charterers shall pay the Advance Charterhire to the Owners on the Commencement Date which amount shall be deemed paid on such date by it being set off against an equivalent portion of the Purchase Price payable by the Owners (in their capacity as buyers) to the Charterers (in their capacity as sellers) under the MOA on the Commencement Date pursuant to the terms thereof and which, for the avoidance of any doubt, shall be unsecured and non-refundable under all circumstances and no interest shall accrue on the Advance Charterhire.
36.3
Subject to the terms of this Clause 36, the Charterers shall pay the Charterhire quarterly in arrears in the following manner on the following dates (each a "Payment Date"):
(a)
on the date falling three (3) months after the Commencement Date (the "First Payment Date"), the first instalment of the Charterhire shall be payable;

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(b)
on each date falling three (3) months thereafter during the Charter Period (other than the last day of the Charter Period), each subsequent instalment of the Charterhire (other than the last instalment of Charterhire); and
(c)
on the last day of the Charter Period, the final instalment of the Charterhire,

such that there is a total of twenty (20) Payment Dates during the Charter Period, unless this Charter is terminated earlier in accordance with its terms.

36.4
The Vessel shall not at any time be deemed off-hire and the Charterers' obligation to pay the Charterhire, the Advance Charterhire and any other amounts payable under the Leasing Documents shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including but not limited to:
(a)
any set-off (except in the case of the Advance Charterhire which shall be set off in accordance with Clause 36.2), counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;
(b)
any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;
(c)
any title defect or encumbrance or any dispossession of the Vessel by title paramount or otherwise;
(d)
any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade;
(e)
the Total Loss or any damage to or forfeiture or court marshall's or other sale of the Vessel;
(f)
any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers;
(g)
any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, liquidation or similar proceedings by or against the Charterers or any other Relevant Persons;
(h)
any invalidity, unenforceability, lack of due authorization or other defects, or any failure or delay in performing or complying with any of the terms and provisions of this Charter or the other Leasing Documents by any party to this Charter or any other person;
(i)
any enforcement or attempted enforcement by the Owners of their rights under this Charter or any of the Leasing Documents executed or to be executed pursuant to this Charter;
(j)
any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter; or
(k)
any prevention, delay, deviation or disruption in the use of the Vessel resulting from the wide outbreak of any viruses or any other highly infectious or contagious diseases (including the 2019 novel coronavirus), including but not limited to those caused by:
(i)
closure of ports;
(ii)
prohibitions or restrictions against the Vessel calling at or passing through certain ports;
(iii)
restriction in the movement of personnel and/or shortage of labour affecting the operation of the Vessel or the operation of the ports (including stevedoring operations);

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(iv)
quarantine regulations affecting the Vessel, its cargo, the crew members or relevant port personnel;
(v)
fumigation or cleaning of the Vessel; or
(l)
any claims raised by any sub-charterer or manager of the Vessel that a force majeure event or termination event (or any other analogous event howsoever called) has occurred under the relevant charter agreement or management agreement (as the case may be) of the Vessel as a result of the outbreak of such viruses.
36.5
Time of payment of the Charterhire, the Advance Charterhire and other payments by the Charterers shall be of the essence of this Charter and the other Leasing Documents.
36.6
All payments of the Charterhire, the Advance Charterhire and any other amounts payable under the Leasing Documents shall be made in Dollars and shall be received by the Owners in same day available funds and by not later than 6:00pm (Shanghai time) on the due date thereof.
36.7
All Charterhire and any amounts payable hereunder shall be payable by the Charterers to the Owners to such account as the Owners may notify the Charterers in writing.
36.8
Payment of the Charterhire, the Advance Charterhire and any other amounts payable under the Leasing Documents shall be at the Charterers' risk until receipt by the Owners.
36.9
All stamp duty, value added tax, withholding or other taxes (not including taxes levied on the income of the Owners) and import and export duties and all other similar types of charges which may be levied or assessed on or in connection with:
(a)
the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and
(b)
the import, export, purchase, operation, delivery and re-delivery of the Vessel,

shall be borne by the Charterers. The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire and Advance Charterhire and other payments payable under this Charter by addition to, and at the time of payment of, such amounts.

36.10
If the Charterers fail to make any payment due under this Charter on the due date, they shall pay interest on such late payment at the default rate of two per cent. (2%) per annum higher than the rate which would have been payable (for the avoidance of doubt, such default interest rate applies in addition to the applicable Interest Rate if no payment default were to occur) from the date on which such payment became due until the date of payment thereof, and the Charterers and the Owners agree that such default interest is proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners' risk of the Charterers failing to perform its obligations under this Charter.
36.11
All interest (including default interest) and any other payments under this Charter which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.
36.12
Any payment which is due to be made on a day which is not a Business Day, shall be made on the preceding Business Day.
Clause 37
– Possession of Vessel
37.1
The Charterers shall not, without the prior written consent of the Owners, assign, mortgage or pledge the Vessel or any interest therein and shall not permit the creation of any Security Interest thereon other than the Permitted Security Interests.
37.2
The Charterers shall promptly notify any party including any Approved Subcharterer (as the Owners may request), in writing that the Vessel is the property of the Owners and the Charterers shall provide the Owners with a copy

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of such written notification and reasonably satisfactory evidence that such party has received such written notification.
37.3
Other than in the circumstances specified in Clause 37.4, if the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process but other than due to piracy events which are insured against pursuant to Clause 38 (Insurance)), the Charterers shall procure the immediate release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) and shall indemnify the Owners against all losses, documented costs or documented charges incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel. Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the master, officers or agents signing bills of lading or other documents.
37.4
If the Vessel is arrested or otherwise detained solely because of the Owners' direct actions or omissions and for reasons which are not in any part a consequence of a Relevant Person's (or its Affiliate's) contributory negligence and/or wilful misconduct, the Owners shall at their own expense take all reasonable steps to procure that within a reasonable time the Vessel is released, including the provision of bail.
37.5
The Charterers shall pay and discharge or cause any Approved Subcharterer to pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel and take all steps to prevent (and in connection with procuring any Approved Subcharterer in doing the above, take all reasonable steps to procure any Approved Subcharterer to prevent) an arrest (threatened or otherwise) of the Vessel.
Clause 38
– Insurance
38.1
The Charterers shall procure that insurances are effected in form and substance satisfactory to the Owners:
(a)
in Dollars;
(b)
in the case of fire and usual hull and machinery, marine risks and war risks (including blocking and trapping), on an agreed value basis in an amount of the higher of: (i) one hundred and twenty per cent (120%) of the then Outstanding Principal Balance and (ii) one hundred per cent (100%) of the then applicable Market Value;
(c)
in the case of oil pollution liability risks for the Vessel, for an aggregate amount equal to the highest level of cover from time to time available under protection and indemnity club entry and in the international marine insurance market and for an amount of not less than $1,000,000,000; and
(d)
in relation to protection and indemnity risks in respect of the full tonnage of the Vessel;
(e)
through approved brokers and with first class international insurers and/or underwriters reasonably acceptable to the Owners (including having a Standard & Poor's rating of BBB+ or above, a Moody's rating of A or above or an AM Best rating of A- or above) or, in the case of war risks and protection and indemnity risks, in a war risks and protection and indemnity risks associations reasonably acceptable to the Owners (being a member of the International Group of Protection and Indemnity Clubs); and
(f)
on no less favourable terms which the Charterers may be under an obligation (if any) to maintain under the terms of any Approved Bareboat Subcharter.
38.2
In addition to the terms set out in Clause 13(a), the Charterers shall procure that the obligatory insurances shall:
(a)
subject always to paragraph (ii), name the Charterers, the Approved Manager (so long as such Approved Managers have executed a Manager's Undertaking) and the Owners (and if applicable, their financiers (if any) if so required by the Owners) as the only named assureds unless the interest of every other named assured or co-assured is limited:
(ii)
in respect of any obligatory insurances for hull and machinery and war risks;

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(1)
to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and
(2)
to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and
(iii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them, and every other named assured or co-assured has undertaken in writing to the Owners or their financiers reasonably that any deductible shall be apportioned between the Charterers and every other named assured or co-assured (other than the Owners and, if applicable, its financier) in proportion to the gross claims made by or paid to each of them and that they shall do all things necessary and provide all documents, evidence and information to enable the Owners and their financiers (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
whenever a financier and/or the Owners requires:
(i)
in respect of fire and other usual marine risks and war risks, name (or be amended to name) the same as additional named assured for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such financiers, but without such financiers thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;
(ii)
in relation to protection and indemnity risks, name (or be amended to name) the same as additional insured or co-assured for their rights and interests to the extent permissible under the relevant protection and indemnity club rules; and
(iii)
name the Owners' financiers (as applicable) and the Owners (as applicable) as the first ranking loss payee and the second ranking loss payee respectively (and in the absence of any financiers, the Owners as first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by the Owners' financiers and the Owners (such approval not to be unreasonably withheld) with such directions for payment in accordance with the terms of such relevant loss payable clause, as the Owners and their financiers (if any) may specify;
(c)
provide that all payments by or on behalf of the insurers under the obligatory insurances to the Owners and/or their financiers (as applicable) shall be made without set-off, counterclaim or deductions or condition whatsoever;
(d)
provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Owners or their financiers (if any);
(e)
provide that the Owners and/or their financiers (if any) may make proof of loss if the Charterers fail to do so; and
(f)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Owners and/or their financiers (if any), or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners and/or their financiers (if any) for fourteen (14) days (or seven (7) days in the case of war risks), or such other period as may be agreed by the Owners and/or their financiers (if any), after receipt by the Owners and/or their financiers (if any) of prior written notice from the insurers of such cancellation, change or lapse.
38.3
The Charterers shall:
(a)
at least fourteen (14) days prior to Delivery (or such shorter period agreed by the parties), notify in writing the Owners of the terms and conditions of all Insurances;

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(b)
at least fourteen (14) days before the expiry of any obligatory insurance notify the Owners of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew that obligatory insurance and of the proposed terms of renewal and obtain the Owners' approval (such approval not to be unreasonably withheld and who shall have regard to the requirements as to insurance cover required under the provisions of this Clause 38);
(c)
at least seven (7) days before the expiry of any obligatory insurance, procure that such obligatory insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;
(d)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners in writing of the terms and conditions of the renewal; and
(e)
as soon as practicable after the expiry of any obligatory insurance, deliver to the Owners a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to this Clause 38.3 together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners.
38.4
The Charterers shall ensure that all insurance companies and/or underwriters, and/or (if any) insurance brokers provide the Owners (copy to their financiers (if any)) with all copies of policies, cover notes and certificates of entry (originals where so requested by the Owners and/or their financiers (if any) following the occurrence of a Termination Event or Potential Termination Event) relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Owners and/or their financiers (if any) (which the Charterers shall procure the relevant insurance companies, underwriters and/or insurance brokers to provide upon renewal or receipt from the insurance companies, underwriters and/or insurance brokers of an executed notice of assignment). Such letter or letters of undertaking shall include undertakings by the insurance companies, underwriters and/or insurance brokers that:
(a)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of this Charter and the Financial Instruments;
(b)
they will hold the benefit of such policies and such insurances, to the order of the Owners and/or their financiers (if any) and/or such other party in accordance with the said loss payable clause;
(c)
they will advise the Owners and their financiers (if any) promptly of any material change to the terms of the obligatory insurances of which they are aware;
(d)
(i) they will indicate in the letters of undertaking that they will immediately notify the Owners and their financiers (if any) when any cancellation, charge or lapse of the relevant obligatory insurance occur and (ii) following a written application from the Owners and/or their financiers (if any) not later than one (1) month before the expiry of the obligatory insurances they will notify the Owners and their financiers (if any) not less than fourteen (14) days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners and their financiers (if any) of the terms of the instructions; and
(e)
if any of the obligatory insurances form part of any fleet cover, the Charterers shall use best endeavours to procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and their financiers (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners and/or their financiers (if any) and where practicable.
38.5
The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners (copy to their financiers (if any)) with:
(a)
a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued;

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(b)
a letter or letters of undertaking in such form as may be required by the Owners and/or their financiers (if any) or in such association's standard form (following the relevant association's receipt of an executed notice of assignment upon the effecting or renewal of insurances); and
(c)
a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.
38.6
The Charterers shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.
38.7
The Charterers shall procure that all premiums or other sums payable in respect of the obligatory insurances are punctually paid and produce all relevant receipts when so required by the Owners and/or their financiers (if any).
38.8
The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.
38.9
The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:
(a)
the Charterers shall procure that all necessary action is taken and all requirements are complied with which may from time to time be applicable to the obligatory insurances, and (without limiting the obligations contained in this Clause) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Owners and/or their financiers (if any) have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of a protection and indemnity association which is a member of the International Group of protection and indemnity associations), such approval not to be unreasonably withheld;
(b)
the Charterers shall not make or permit any changes relating to the classification or classification society or manager or operator of the Vessel unless such changes have first been approved by the underwriters of the obligatory insurances or the Owners and/or their financiers (if any) (such approval not to be unreasonably withheld by the Owners' but always subject to the Owners receiving credit approval on such changes);
(c)
as may be applicable, the Charterers shall procure that all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) are made and the Charterers shall promptly provide the Owners (copy to their financiers (if any)) with copies of such declarations and a copy of the certificate of financial responsibility; and
(d)
the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.
38.10
The Charterers shall not make or agree to any material alteration to the terms of any obligatory insurance (relating to the identity of the beneficiaries under such insurances or scope of cover) nor waive any right relating to any obligatory insurance without the prior written consent of the Owners and/or their financiers (if any) (such consent to only be required where such amendment or waiver adversely affects or potentially adversely affects the Owners' and/or their financiers' (if any) interests under the Leasing Documents and which is not to be unreasonably withheld or delayed).

In this Clause 38.10 "material" alterations shall include, without limitation, reduction to the insured amount, limitation on the scope of the cover and any other amendment which would cause a breach under the terms of this Charter, any other Leasing Document or any Approved Bareboat Subcharter.

38.11
The Charterers shall not settle, compromise or abandon any claim under any obligatory insurance for a Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Owners and/or their financiers (if any) to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

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38.12
The Charterers shall provide the Owners (copy to their financiers (if any)), promptly upon the Owners' and/or their financiers' (if any) written request, copies of:
(a)
all communications between the Charterers and:
(i)
the approved brokers; and
(ii)
the approved protection and indemnity and/or war risks associations; and
(iii)
the approved international insurers and/or underwriters, which relate directly or indirectly to:
(A)
the Charterers' obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and
(B)
any credit arrangements made between the Charterers and any of the persons referred to in paragraphs (i) or (ii) relating wholly or partly to the effecting or maintenance of the obligatory insurances; and
(b)
any communication with all parties involved in case of a claim under any of the Vessel's insurances.
38.13
The Charterers shall promptly provide the Owners (or any persons which they may designate) with any information which the Owners reasonably request for the purpose of:
(a)
obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 13(a) or this Clause 38 (Insurance) or dealing with or considering any matters relating to any such insurances.
38.14
If one or more of the obligatory insurances are not effected and maintained with first class international insurers or are effected with an insurance or captive subsidiary of the Owners or the Charterers, then the Charterers shall procure, at their own expense, that the relevant insurers maintain in full force and effect facultative reinsurances with reinsurers and through brokers, in each case, of recognised standing and acceptable in all respects to the Owners. Any reinsurance policy shall include, if and when permitted by law, a cut-through clause in a form acceptable to the Owners.
38.15
The Charterers shall upon demand fully indemnify the Owners and/or their financiers (if any) in respect of all documented premiums and other expenses which are reasonably incurred by:
(a)
the Owners in connection with or with a view to effecting, maintaining or renewing an innocent owners' interest insurance, mortgagee's interest insurance and a lessor's/mortgagee's additional perils (pollution) insurance that is taken out in respect of the Vessel; and/or
(b)
the financier(s) of the Owners (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee's interest insurance and a mortgagee's additional perils (pollution) insurance that is taken out in respect of the Vessel, in each case, with the Charterers' insurance brokers as approved by the Owners and/or their financiers (if any) (in their sole discretion) and provided that the Charterers shall provide the Owners, as soon as these are dispatched, with copies of all communications between the Charterers and such insurance brokers, in each case as referred to in paragraphs (a) and (b) above, in an amount not exceeding one hundred and twenty per cent (120%) of the Outstanding Principal Balance from time to time and on such other terms, through such insurers and generally in such manner as the Owners or the Owners' financier(s) (as the case may be) may from time to time consider appropriate.

38.16
The Charterers shall be solely responsible for and indemnify the Owners in respect of all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof)

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however caused occurring at any time or times before physical possession thereof is retaken by the Owners, reasonable wear and tear to the Vessel only excepted.
38.17
The Charterers shall:
(a)
reimburse the Owners any expenses incurred by the Owners in obtaining the reports described in Clause 38.13 and as a condition precedent requirement under Part A of Schedule II (provided that such reimbursement obligation does not arise more than once a year unless a Termination Event has occurred and is continuing in which case such reports may be procured at the Charterer's cost any time during such period); and
(b)
procure that there is delivered to the brokers, insurers, underwriters, associations described in Clause 38.1(e) such information in relation to the Insurances as they may require.
38.18
The Charterers shall keep the Vessel insured at their expense against such other risks which the Owners and/or their financiers (if any) deem necessary, acting reasonably, (having regard to the then available insurance cover and market practice for the trading, management, operation and safety of vessels of the same type) for a prudent shipowner or operator to insure against at the relevant time (as notified by the Owners) and which are, at that time, generally insured against by owners or operators of vessels similar to the Vessel.
38.19
The Charterers shall, in the event that the Approved Manager makes a claim under any obligatory insurances taken out in connection with this Clause 38 but is unable to or otherwise fails to pay in full any deductible in connection with such claim (in an amount as apportioned between the Charterers and every other assured in proportion to the gross claims made by or paid to each of them), pay such shortfall in deductible payable on behalf of the Approved Manager.
Clause 39
– Warranties relating to Vessel
39.1
It is expressly agreed and acknowledged that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners as buyers from the Charterers as sellers pursuant to the MOA for the purpose of then chartering the Vessel to the Charterers hereunder and that no condition, term, warranty or representation of any kind is or has been given to the Charterers by or on behalf of the Owners in respect of the Vessel (or any part thereof).
39.2
All conditions, terms or warranties express or implied by the law relating to the specifications, quality, description, merchantability or fitness for any purpose of the Vessel (or any part thereof) or otherwise are hereby expressly excluded.
39.3
The Charterers agree and acknowledge that the Owners shall not be liable for any claim, loss, damage, expense or other liability of any kind or nature caused directly or indirectly by the Vessel or by any inadequacy thereof or the use or performance thereof or any repairs thereto or servicing thereof and the Charterers shall not by reason thereof be released from any liability to pay any Charterhire or the Advance Charterhire or other payment due under this Charter or the other Leasing Documents.
39.4
The Charterers further agree and acknowledge that the Owners are not operating the Vessel and the liability to surrender any Emission Allowances in respect of the Vessel under any applicable Emission Scheme shall lie with the Charterers and/or any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities (including any sub-charterer of the Vessel or any Approved Manager) imposed by the ISM Code, and the Charterers hereby agree that they shall promptly upon the Owners’ request, provide and submit a signed mandate letter in a form acceptable to the relevant authority (if same is required by the relevant authority) and any other information and documents as required by the relevant authority.
39.5
Without prejudice to Clause 39.4, in relation to EU ETS:
(a)
the Charterers acknowledge that if the Vessel calls at ports in the European Union, they will incur liabilities under EU ETS and Fuel EU Maritime;
(b)
the Charterers acknowledge and agree that if they intend to sail the Vessel into ports in the European Union, the Charterers shall comply in all respects with the EU ETS and Fuel EU Maritime;

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(c)
if required by the Owners, the Charterers shall provide a letter in a format to be agreed by the authorities confirming that they have assumed responsibility for the operation of the Vessel from the Owners (the "ETS and Fuel EU Maritime Letter"); and
(d)
the Charterers shall submit to the relevant administering authority any letters and/or documents that may be required by said authority pursuant to the EU ETS.
Clause 40
– Termination, Redelivery and Total Loss
40.1
If the Termination Purchase Price becomes payable in accordance with Clause 44.3 or Clause 48.1(b), the same shall be payable in consideration of the purchase and transfer of the legal and beneficial title of the Vessel pursuant to Clause 40.4 and it is hereby agreed by the parties hereto that payment of the Termination Purchase Price is deemed to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners' risk of the Charterers failing to perform their obligations under this Charter and the Termination Purchase Price shall, depending on the nature of the Termination Event(s) on the basis of which the Owners serve a Termination Event Notice, be either an obligation to pay damages following acceptance by the Owners of a breach of condition by the Charterers or an obligation to pay an agreed sum in specified circumstances which do not involve a breach of contract by the Charterers.
40.2
Upon receipt of the Termination Purchase Price by the Owners pursuant to Clause 40.1 in full, this Charter shall terminate pursuant to Clause 40.4.
40.3
(a)
If the Charterers fail to make any payment of the Termination Purchase Price on the due date,
(i)
Clauses 36.10 and 36.11 shall apply;
(ii)
the Charterers' right to possess and operate the Vessel shall immediately cease and (without in any way affecting the Charterers' obligation to pay the Termination Purchase Price) the Charterers shall, upon the Owners' request (at Owners' sole discretion), be obliged to immediately (and at the Charterers' own cost) redeliver the Vessel to the Owners at such ready and nearest safe port as the Owners may require; further and for the avoidance of doubt, the Owners shall be entitled (at Owners' sole discretion) to operate the Vessel as they may require and may create whatsoever interests thereon, including without limitation charterparties or any other form of employment contracts ("Post-enforcement Interests"), provided that:
(A)
the Earnings of the Vessel during such period less its operational expenses (including, without limitation, any costs for fuel, lubricants and oils) shall be applied against the Termination Purchase Price and any other amounts payable under the Leasing Documents pursuant to Clause 58A (General Application of Proceeds); and
(B)
if such use of the Vessel results in the Owners suffering a loss then such losses shall be included in the indemnities contained in Clause 50 (Indemnities) and be added to the Termination Purchase Price; and
(iii)
the Owners shall be entitled (at their sole discretion) to sell the Vessel on terms they deem fit (an "Owners' Sale").
(b)
Prior to effecting an Owners' Sale, the Owners shall notify the Charterers in writing and the Charterers may within seven (7) Business Days thereafter submit to the Owners evidence (to the satisfaction of the Owners, acting reasonably) of a purchaser offering by way of a firm offer (subject to customary closing conditions and Owners' investigation on know-your-client issues) (a "Charterers' Offer") an amount at least equal to the higher of (i) the purchase price contemplated by the Owners' Sale and (ii) the then current amount of the Termination Purchase Price, in either case following which the Owners will use reasonable endeavours to enter into a memorandum of agreement (in a form acceptable to the Owners and the relevant counterparty buyer) pursuant to such Charterers' Offer.

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(c)
Without prejudice to the other provisions of this Clause 40.3, the Charterers may at any time following the occurrence of any event set out in Clause 44.2 or 44.3 (as the case may be) submit to the Owners evidence (to the satisfaction of the Owners, acting reasonably) of a Charterers' Offer in an amount at least equal to the then current amount of the Termination Purchase Price, in which case the Owners will use reasonable endeavours to enter into a memorandum of agreement (in a form acceptable to the Owners and the relevant counterparty buyer) pursuant to such Charterers' Offer.
(d)
The proceeds of any sale of the Vessel pursuant to Clause 40.3(a)(iii) or (b) or (c), net of any fees, commissions, documented costs, disbursements or other expenses incurred by the Owners as a result of the Owners' Sale, shall be applied against the outstanding Termination Purchase Price and other sums then due and payable to the Owners under the Leasing Documents pursuant to Clause 58A (General Application of Proceeds). If such proceeds are not in an amount sufficient to discharge in full the aggregate amounts due to the Owners under Clauses 58A (General Application of Proceeds), the Charterers shall continue to be liable for the shortfall.
40.4
Concurrently with the Owners receiving irrevocable payment of the Termination Purchase Price in full pursuant to the terms of this Charter, the Owners shall (save in the event of Total Loss or where ownership has already been or agreed to be transferred pursuant to Clause 40.3) transfer the legal and beneficial ownership of the Vessel on an "as is where is" basis (and, for the avoidance of doubt but without prejudice to Clause 49.1(b), subject to any Post-enforcement Interests, and otherwise in accordance with the terms and conditions set out at Clauses 49.1(a) and 49.1(b)), to the purchaser under the Charterers' Offer and shall (at the cost of the Charterers or the purchaser under the Charterers' Offer) execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document strictly necessary to transfer the title of the Vessel to the purchaser under the Charterers' Offer (and to the extent required for such purposes, the Vessel shall be deemed first to have been redelivered to the Owners).
40.5
The Charterers hereby undertake to indemnify the Owners against any claims incurred in relation to the Vessel as a result of the Charterers' action or performance prior to such transfer of ownership. Any taxes, notarial, consular and other costs, charges and expenses connected with closing of the Owners' register shall be for the Charterers' account.
40.6
If the Charterers are required to redeliver the Vessel to the Owners pursuant to Clause 40.3, the Charterers shall ensure that the Vessel shall, at the time of redelivery to the Owners (at Charterers' cost and expense):

(a) be in compliance with its Insurances;

(a)
be in an equivalent classification as she was as at the Commencement Date without any outstanding recommendation or condition, and with valid, unextended certificates for not less than three (3) months and free of average damage affecting the Vessel's classification and in the same or as good structure, state, condition and classification as that in which she was deemed on the Commencement Date, fair wear and tear not affecting the Vessel's classification excepted;
(b)
have passed her 5-year and drydock at the Charterers' time and expense without any condition or outstanding issue and to the satisfaction of the Classification Society and with all the Vessel's classification, trading, national and international certificates that the Vessel had when she was delivered under this Charter and the log book and whatsoever necessary relating to the operation of the Vessel, valid and un-extended without conditions or recommendation falling due;
(c)
have her survey cycles up to date and trading and classification certificate valid for at least six (6) months;
(d)
be redelivered to the Owners together with all spare parts and spare equipment as were on board at the time of Delivery and to the extent not already expended in the operation of the Vessel, and any such spare parts and spare equipment on board at the time of re-delivery shall be taken over by the Owners free of charge;
(e)
be free of any Security Interest (save for the Security Interests granted pursuant to the Financial Instruments) and the Charterer shall use their best endeavours to procure that the Vessel is free of any cargo;
(f)
be redelivered to the Owners together with all material information generated during the Charter Period in respect of the use, possession, operation, navigation, utilization of lubricating oil and the physical condition of the Vessel, whether or not such information is contained in the Charterers' equipment, computer or property;

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(g)
be free of any charter (unless the Owners wish to retain the continuance of any then existing Approved Subcharter);
(h)
be free of officers and crew (unless otherwise agreed by the Owners);
(i)
shall have had her underwater parts treated with ample anti-fouling to last for the ensuing period up to the next scheduled dry docking of the Vessel; and
(j)
have such amount of bunkers on board the Vessel as would be sufficient to enable the Vessel to sail to the next closest bunkering port and in compliance with all bunkering fuel content regulations then applicable in such place of redelivery, including without limitation, the global sulphur limit imposed by the International Maritime Organization (IMO).
40.7
The Owners shall, at the time of the redelivery of the Vessel, take over all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores in the Vessel at no cost to the Owners.
40.8
If the Vessel, for any reason, becomes a Total Loss after Delivery, the Charterers shall pay the Termination Purchase Price to the Owners on the earlier of:
(a)
the date falling one hundred and twenty (120) days after such Total Loss has occurred; and
(b)
the date of receipt by the Owners and/or their financiers (if any), in accordance with the terms of the relevant loss payable clause, of the proceeds of insurance relating to such Total Loss,

provided that it is hereby agreed that any insurance proceeds in respect of the Vessel received by the Owners and/or their financiers (if any) shall be applied in accordance with Clause 58A (General Application of Proceeds).

For the avoidance of doubt, in the event that the Vessel becomes a Total Loss:

(A) payment of the Charterhire and all other sums payable under the Leasing Documents during such period shall continue to be made by the Charterers in accordance with the terms thereof unless and until the Owners receive in full the Termination Purchase Price;

(B) should insurance proceeds be received by the Owners from the insurers, the Charterers' obligations to pay the Termination Purchase Price shall be accordingly reduced by an amount corresponding to such insurance proceeds but in the event that such insurance proceeds are less than the amount of the Termination Purchase Price together with any interest accrued thereon, the Charterers remain obliged to pay to the Owners the balance so that the full amount of the Termination Purchase Price due together with any interest accrued thereon is received by the Owners; and

(C) the obligation of the Charterers to pay the Termination Purchase Price shall remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or have disputed in good faith, the claim for Total Loss.

40.9
The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.
Clause 41
– Fees and Expenses
41.1
Without prejudice to any other rights of the Owners under this Charter, the Charterers shall promptly pay to the Owners on written demand on a full indemnity basis:
(a)
all documented costs, charges and expenses incurred by the Owners in collecting any Charterhire or Advance Charterhire or other payments not paid on the due date under this Charter, in remedying any other failure of the Charterers to observe the terms and conditions of this Charter and in enforcing the Owners' rights under any Leasing Document; and

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(b)
all documented costs and expenses (including, but not limited to, legal costs) incurred by the Owners in the preparation, negotiation, finalisation and execution of all documentation in relation to this Charter and the other Leasing Documents including, but not limited to, all documented costs incurred by the Owners and all documented legal costs, expenses and other disbursements incurred by the Owners' legal counsels in connection with the same (regardless of whether the transaction contemplated by the Leasing Documents actually completes).
41.2
If:
(a)
the Charterers request an amendment, waiver or consent to the terms of the Leasing Documents (including an amendment or waiver which is required pursuant to paragraph 6 under Schedule III of this Charter to address the fact that a Published Rate Replacement Event has occurred); or
(b)
the Charterers request to re-register the Vessel in another Flag State,

the Charterers shall reimburse the Owners on demand for all documented costs and expenses (including legal fees) incurred by the Owners in responding to, evaluating, negotiating or complying with that request or requirement (including, for the avoidance of doubt, any amounts which the Owners are obliged to pay pursuant to the terms of the Financial Instruments).

41.3
All documented costs and expenses incurred by the Owners in relation to the acquisition, registration of title of the Vessel in the Owners' name in the Flag State together with any and all fees (including but not limited to any vessel registration and tonnage fees and the Owners' initial and ongoing registration and maintenance costs if required to be registered as a foreign maritime entity or the appointment of resident agents under the laws of the Flag State) payable by the Owners to register, maintain and/or renew such registration shall be for the account of the Charterers. Without prejudice to the foregoing, if the Flag State requires the Owners to establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to establish and maintain such physical presence or office shall be for the account of the Charterers. The Charterers shall promptly provide the Owners with evidence of payment of the annual register/tonnage tax amounts payable to the Flag State or any other aforesaid costs, expenses and/or taxes when the same fall due.
41.4
All documented costs and expenses incurred by the Owners (including, but not limited to, legal fees) in relation to the transfer of title of the Vessel from the Owners to the Charterers and the re-delivery of the Vessel by the Charterers to the Owners pursuant to Clause 40 (Termination, Redelivery and Total Loss) shall be for the account of the Charterers.
41.5
The Charterers shall, on demand, pay to the Owners the amount of all documented costs and expenses (including, but not limited to, legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Leasing Document, including, without limitation, any action brought by the Owners to arrest or recover possession of the Vessel, and with any proceedings instituted by or against the Owners as a consequence of them entering into a Leasing Document or enforcing those rights (regardless of whether the transaction contemplated by the Leasing Documents actually completes).
Clause 42
– No Waiver of Rights
42.1
No neglect, delay, act, omission or indulgence on the part of either party in enforcing the terms and conditions of this Charter shall prejudice the strict rights of that party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.
42.2
No right or remedy conferred upon either party by this Charter shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.
Clause 43
– Notices
43.1
Any notice, certificate, demand or other communication to be served, given made or sent under or in relation to this Charter shall be in English and in writing and (without prejudice to any other valid method or giving making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective addresses:

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(A)	to the Owners:	c/o CMB FINANCIAL LEASING CO., LTD. 21F, China Merchants Bank Building No. 1088 Lujiazui Ring Road Shanghai Attention: Xiao Yue Email: xiao_yue@cmbchina.com / zyzlsceb@cmbchina.com Tel: +8621 6106 1534
(B)	to the Charterers:	c/o NAVIOS TANKERS MANAGEMENT INC. 85, Akti Miaouli, P.C. 18538, Piraeus, Greece Attention: Sofia Tavla Email: stavla@Navios.com, legal_corp@Navios.com Tel: +30 210 41 72 050 or, if a party hereto changes its address or email address, to such other address or email address as that party may notify to the other.

Clause 44
– Termination Events
44.1
The Owners and the Charterers hereby agree that any of the following events shall constitute a Termination Event:
(a)
any of the Charterers or the Guarantor fails to make any payment on its due date under this Charter or any other Leasing Document to which it is a party unless such non-payment is caused by administrative or technical error and the relevant payment is made within seven (7) Business Days; or
(b)
the Guarantor breaches or omits to observe or perform its financial covenants contained in clause 11.20 of the Guarantee; or the Charterers fail to obtain and/or maintain the Insurances required under Clause 38 in accordance with the provisions thereof or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto; or
(c)
the Charterers and/or the Guarantor commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in this Charter or any Leasing Document (other than a breach referred to in paragraph (a) or (b) above or paragraph (n) below) unless such breach or omission is, in the reasonable opinion of the Owners, remediable and the Charterers remedy and/or the Guarantor remedies such breach or omission to the satisfaction of the Owners within fourteen (14) Business Days of notice thereof from the Owners (except that in the case of Clause 46.1(k), the relevant period shall be ten (10) Business Days of notice thereof from the Owners); or
(d)
any representation or warranty made by the Charterers or the Guarantor or the Approved Manager in or pursuant to any Leasing Document proves to be untrue or misleading in a material way when made; or
(e)
any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:
(i)
any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand after any applicable grace period has expired; or
(ii)
any Financial Indebtedness of a Relevant Person becomes due and payable, or capable of being declared due and payable, prior to its stated maturity date as a consequence of any event of default and not as a consequence of the exercise of any voluntary right of prepayment; or
(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner as a consequence of any termination event or event of default (howsoever defined); or
(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial

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Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated or declared due and payable or cash cover is required or becomes capable of being required, as a result of any termination event or event of default (howsoever defined), provided that no Termination Event will occur under this Clause 44.1(e) in respect of a Relevant Person if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above is less than (A) in the case of a Relevant Person (other than the Guarantor and the Shareholder), $1,000,000 (or its equivalent in any other currency) in aggregate and (B) in the case of the Guarantor and the Shareholder, $20,000,000 (or its equivalent in any other currency) in aggregate, and in each of (A) and (B) above, not including any Financial Indebtedness arising directly from a claim which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement; or

(f)
any of the following occurs in relation to a Relevant Person:
(i)
a Relevant Person becomes, in the reasonable opinion of the Owners, unable to pay their debts as they fall due; or
(ii)
any assets of a Relevant Person, or any assets of the Guarantor exceeding the value of $20,000,000 (or its equivalent in any other currency) in aggregate, or the Vessel are subject to any form of execution, attachment, arrest, sequestration or distress which is not discharged within thirty (30) days (or such longer period agreed by the Owners); or
(iii)
any administrative or other receiver is appointed over all or a substantial part of the assets of a Relevant Person unless as part of a solvent reorganisation which has been approved by the Owners; or
(iv)
a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that they are insolvent or likely to become insolvent, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that they should be wound up, placed in administration or cease to carry on business; or
(v)
a petition is presented in any Relevant Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within thirty (30) days of the presentation of the petition; or
(vi)
a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of any of their debt or arrangement with all or a substantial proportion (by number or value) of one or more of their creditors or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or
(vii)
any meeting of the members or board of directors of a Relevant Person is summoned for the purpose of proposing to authorise or take any action of a type described in paragraphs (iii) to (vi); or
(viii)
in a country other than England and Wales, any event occurs or any procedure is commenced which, in the reasonable opinion of the Owners, is similar to any of the foregoing referred to in (ii) to (vii) above inclusive; or
(g)
a Relevant Person suspends or ceases carrying on its business; or
(h)
any consent, approval, authorisation, license or permit necessary to enable the Charterers, any Approved Subcharterer or any Approved Manager to enable them to comply with the obligations under any Leasing Document to which the Charterers, such Approved Subcharterer or Approved Manager is a party, as the case may be, to ensure that the obligations of the Charterers, any Approved Subcharterer or any Approved Manager (as the case may be) are legal, valid, binding or enforceable is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent, approval, authorisation, license or permit is not fulfilled; or
(i)
any event or circumstance occurs which has or is likely to have a Material Adverse Effect; or

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(j)
this Charter or any Leasing Document or any Security Interest created by a Leasing Document is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes valid, binding and enforceable obligations of any party to that document for any reason whatsoever; or
(k)
a Relevant Person or Approved Manager rescinds or purports to rescind or repudiates or purports to repudiate a Leasing Document; or
(l)
it is or has become:
(i)
unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied, including but not limited to any applicable Sanctions laws; or
(ii)
contrary to, or inconsistent with, any regulation, including but not limited to any applicable Sanctions regulation,

for any Relevant Person or Approved Manager to maintain or give effect to any of its obligations under this Charter or any of the other Leasing Documents to which such Relevant Person or Approved Manager is a party in the manner it is contemplated under such Leasing Document or any of the obligations of such Relevant Person or Approved Manager under any Leasing Document to which such Relevant Person or Approved Manager is a party are not or cease to be legal, valid, binding and enforceable; or

(m)
the Security Interest constituted by any Security Document is in any way imperilled or in jeopardy; or
(n)
the Charterers and/or any other Relevant Person commit breach or omit to observe or perform any of its and/or their undertakings in Clause 46.1 (o), (p), (q), (q), (r), (s) or (t) of this Charter or similar provisions in any other Leasing Documents; or
(o)
there is a merger, amalgamation, demerger or corporate reconstructions of a Relevant Person (other than where, in the case of the Guarantor, the Guarantor remains the surviving legal entity following the occurrence of such event); or
(p)
there is:
(i)
a change of ownership of the Charterers or the Shareholder from that set out in Clause 45.1(a); or
(ii)
a Change of Control of the Guarantor,

in each case, without disclosure to the Owners and the Owners' prior written consent; or

(q)
the Guarantor is de-listed from the New York Stock Exchange or has its shares trading at the New York Stock Exchange suspended for any reason; or
(r)
any Termination Event (as defined in any Collateral Charter) occurs under such Collateral Charter; or
(s)
the Charterers or the Guarantor fail to provide the Owners with any of the documents or evidence required under Clause 34.1(b)(iv)(B) within the timelines prescribed therein; or
(t)
any lease, hire purchase agreement, charter or any other financing arrangement in respect of any Associated Vessel (other than the Vessel and the Collateral Vessels) is terminated, cancelled or repudiated by the relevant lessor or owner or financier as a consequence of any termination event or event of default (howsoever defined therein).
44.2
Subject to Clause 44.3 below, upon the occurrence of a Termination Event which is continuing (other than pursuant to Clause 44.1(f), in which case the Owner's entitlement to issue the notice of termination to the Charterers under Clause 44.3 shall immediately arise), the Owners shall notify the Charterers of occurrence of the same (the "Termination Event Notice") whereupon the Charterers may, within three (3) Business Days of the date

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of the Termination Event Notice, provide to the Owners a written notice advising the Owners of their intention to pay the Termination Purchase Price to the Owners and terminate this Charter in accordance with the procedures set out in Clause 40.
44.3
If the Charterers do not notify the Owners of their intention to terminate this Charter pursuant to Clause 44.2 within three (3) Business Days of the date of the Termination Event Notice, or a Termination Event is continuing pursuant to Clause 44.1(f), then the Owners shall be entitled, provided the Termination Event is continuing, by notice to the Charterers to terminate this Charter at any time, and the Charterers shall be required to pay to the Owners the Termination Purchase Price in accordance with the procedures set out in Clause 40.
44.4
For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter.
44.5
Without limiting the generality of the foregoing or any other rights of the Owners, upon the occurrence of a Termination Event which is continuing, the Owners shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Vessel and this Charter, (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies and (iii) change or appoint a new manager for the Vessel other than the Approved Manager and the appointment of the Approved Manager may be terminated immediately without any recourse to the Owners.
Clause 45
– Representations and Warranties
45.1
The Charterers represent and warrant to the Owners, save as otherwise stated, as of the date of this Charter, and on the first day of each Term as follows:
(a)
the Charterers are wholly, legally and beneficially owned by the Shareholder and the Shareholder is wholly, legally and beneficially owned by the Guarantor;
(b)
there has been no Change of Control of the Guarantor;
(c)
each of the Relevant Persons and the Approved Manager is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;
(d)
each of the Relevant Persons and the Approved Manager has the corporate capacity, and has taken all corporate actions and obtained all consents, approvals, authorisations, licenses or permits necessary for it:
(i)
to execute each of the Leasing Documents to which it is a party; and
(ii)
to comply with and perform its obligations under each of the Leasing Documents to which it is a party;
(e)
all the consents, approvals, authorisations, licenses or permits referred to in Clause 45.1(d) remain in force and nothing has occurred which makes any of them liable to revocation;
(f)
each of the Leasing Documents to which a Relevant Person or Approved Manager is a party constitutes such Relevant Person's or Approved Manager's legal, valid and binding obligations enforceable against such party in accordance with its respective terms and any relevant insolvency laws affecting creditors' rights generally;
(g)
no third party has any Security Interest, other than the Permitted Security Interests, or any other interest, right or claim over, in or in relation to the Vessel, this Charter or any moneys payable hereunder and/or any of the other Leasing Documents;
(h)
all payments which a Relevant Person is liable to make under any Leasing Document to which such Relevant Person is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of the jurisdiction of incorporation;
(i)
no legal or administrative action involving a Relevant Person or Approved Manager has been commenced or taken which is likely to have a Material Adverse Effect;

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(j)
each of the Relevant Persons and Approved Manager has paid all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel, except for those being contested in good faith with adequate reserves;
(k)
the choice of governing law as stated in each Leasing Document to which a Relevant Person or Approved Manager is a party and the agreement by such party to refer disputes to the relevant courts or tribunals as stated in such Leasing Document are valid and binding against such Relevant Person or Approved Manager;
(l)
no Relevant Person or Approved Manager nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, set-off, attachment prior to judgment, execution or other enforcement);
(m)
the obligations of each Relevant Person or Approved Manager under each Leasing Document to which it is a party, are its direct, general and unconditional obligations and, rank at least pari passu with all of its other present and future unsecured and unsubordinated creditors save for any obligation which is mandatorily preferred by law and not by virtue of any contract;
(n)
no Relevant Person or Approved Manager is a US Tax Obligor, and no Relevant Person has established a place of business in the United Kingdom or the United States of America;
(o)
no Relevant Person, Approved Manager nor any of their respective directors, officers, employees or agents is a Restricted Person and to the best of the Charterers' knowledge and belief (after due and careful enquiry), no Approved Subcharterer nor any of its directors, officers, employees or agents is a Restricted Person;
(p)
each Relevant Person and Approved Manager and their respective directors, officers, employees and agents, and to the best of the Charterers' knowledge and belief (after due and careful enquiry), the Approved Subcharterer and its directors, officers, employees and agents, is in compliance with all Sanctions laws, and none of them have been or are currently being investigated on compliance with Sanctions, they have not received notice or are aware of any claim, action, suit or proceeding against any of them with respect to Sanctions and they have not taken any action to evade the application of Sanctions;
(q)
each Relevant Person and Approved Manager, and to the best of the Charterers' knowledge and belief (after due and careful enquiry) the Approved Subcharterer, is not in breach of Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws and each of the Relevant Persons and Approved Manager has instituted and maintained systems, controls, policies and procedures designed to:
(i)
prevent and detect incidences of bribery and corruption, money laundering and terrorism financing; and
(ii)
promote and achieve compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws.
(r)
intentionally deleted;
(s)
none of the Relevant Persons and the Approved Manager is insolvent or in liquidation or administration or subject to any other formal or informal insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of the Relevant Persons or the Approved Manager or all or material part of their assets;
(t)
that in respect of any Approved Subcharter:
(i)
the copy of such Approved Subcharter provided to the Owners (if required to be provided under the terms of this Charter) is a true and complete copy and there have been no amendments, supplements or variations to the same; and
(ii)
each Approved Subcharterer of any Approved Subcharter is fully aware of the transactions contemplated under this Charter;
(u)
no Termination Event or Potential Termination Event is continuing or might reasonably be expected to result from the entry into and performance of this Charter or any other Leasing Document;

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(v)
as at the date of this Charter, the Charterers have not entered into any other investments, any sale or leaseback agreements, any off-balance sheet transaction or incur any other liability or obligation (including without limitation, any Financial Indebtedness of any obligations under a guarantee) except:
(i)
liabilities and obligations under the Leasing Documents to which it is or, as the case may be, will be a party; or
(ii)
liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel; and
(w)
any factual information provided by the Charterers (or on their behalf) to the Owners was true and accurate in all material respects as at the date it was provided or as the date at which such information was stated.
Clause 46
– Charterers' undertakings
46.1
The Charterers undertake that they shall comply or procure compliance with the following undertakings commencing from the date of this Charter and up to the last day of the Charter Period:
(a)
there shall be sent to the Owners:
(i)
as soon as possible, but in no event later than ninety (90) days after the end of each financial half-year, the consolidated semi-annual accounts of the Guarantor certified as to their correctness by an officer of the Guarantor;
(ii)
as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Guarantor, the audited consolidated annual financial reports of the Guarantor;
(b)
they will provide to the Owners, promptly at the Owners' request, copies of all notices and minutes relating to any of their extraordinary shareholders' meeting which are despatched to the Charterers' or the Guarantor's respective shareholders or any class of them, save that publicly disclosed notices and minutes not concerning the Vessel or these Leasing Documents need not be provided to the Owners under this clause;
(c)
they will provide to the Owners, promptly at the Owners' requests, copies of all notices and notices of meetings which are despatched to the Charterers' or Guarantors' other creditors (if any), including, in the case of the Guarantor only, any announcement published by the Guarantor on the New York Stock Exchange;
(d)
they will provide or will procure that each other Relevant Person and Approved Manager provides the Owners with details of any legal, arbitral or administrative action involving any Relevant Person or the Vessel as soon as such action is instituted or it becomes apparent to any Relevant Person or Approved Manager that it is likely to be instituted and is likely to have a Material Adverse Effect (and in the case of the relevant Relevant Person being the Guarantor, where the claim under such legal, arbitral or administrative action exceeds the sum of US$5,000,000);
(e)
they will, and will procure that each other Relevant Person and Approved Manager obtain and promptly renew or procure the obtainment or renewal of and provide copies of, from time to time, any necessary consents, approvals, authorisations, licenses or permits of any regulatory body or authority for the transactions contemplated under each Leasing Document to which any Relevant Person or Approved Manager is a party (including without limitation to sell, charter and operate the Vessel);
(f)
they will not, and will procure that each other Relevant Person and Approved Manager will not, create, assume or permit to exist any Security Interest of any kind upon any Leasing Document to which any Relevant Person or Approved Manager is a party, and if applicable, the Vessel, in each case other than the Permitted Security Interests;
(g)
they will at their own cost, and will procure that each other Relevant Person and Approved Manager will:
(i)
do all that any Relevant Person or Approved Manager reasonably can to ensure that any Leasing Document to which any Relevant Person or Approved Manager is a party validly creates the obligations and the Security Interests which any Relevant Person or Approved Manager purports to create; and

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(ii)
without limiting the generality of paragraph (i), promptly register, file, record or enrol any Leasing Document to which any Relevant Person or Approved Manager is a party with any court or authority in all Relevant Jurisdictions, pay any stamp duty, registration or similar tax in all Relevant Jurisdictions in respect of any Leasing Document to which any Relevant Person or Approved Manager is a party, give any notice or take any other step which, is or has become necessary or desirable for any such Leasing Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which any Relevant Person or Approved Manager creates;
(h)
they will, and will procure that each other Relevant Person, notify the Owners immediately of the occurrence of:
(i)
any damage and/or alteration caused to the Vessel by any reason whatsoever which results, or may be expected to result, in repairs on the Vessel which exceed $1,000,000;
(ii)
any material safety incidents taking place on board the Vessel;
(iii)
any Termination Event;
(iv)
any default by either the Approved Subcharterer of any Approved Subcharter or the Charterers of the terms of any Approved Subcharter;
(v)
an event of default or termination event howsoever called under the terms of any Approved Subcharter entitling either the Charterers to terminate such Approved Subcharter;
(vi)
an event of default or termination event howsoever called under the terms of any Approved Subcharter entitling the relevant Approved Subcharterer to terminate such Approved Subcharter which has not been unconditionally waived by such Approved Subcharterer;
(vii)
any claim which is made against or in connection with the Vessel or any Environmental Incident;
(viii)
any arrest or detention of the Vessel (that will or is likely to exceed thirty (30) days), any exercise or purported exercise of any lien on the Vessel or its Earnings or any requisition of the Vessel for hire; or
(ix)
any casualty or occurrence as a result of which the Vessel has become a Major Casualty,

and will keep the Owners fully up-to-date with all developments and the Charterers will, if so requested by the Owners, provide a certificate signed by an officer, confirming that there exists no Potential Termination Event or Termination Event;

(i)
they will, and will procure that each other Relevant Person and Approved Manager will, as soon as practicable after receiving the request, provide the Owners with any additional financial or other information relating:
(i)
to the Relevant Person and/or the Vessel (including, but not limited to the condition and location of the Vessel); or
(ii)
to any other matter relevant to, or to any provision of any Leasing Document to which any Relevant Person or Approved Manager is a party,

which may be reasonably requested by the Owners (or their financiers (if any)) at any time;

(j)
without prejudice to Clause 46.1(p), comply, or procure compliance, and will procure that each other Relevant Person, Approved Subcharterer and Approved Manager will comply or procure compliance, with all laws or regulations relating to the Vessel and its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws and the laws of the Vessel's registry;
(k)
the Vessel shall be classed with the Classification Society and shall be free of all overdue conditions, recommendations and requirements;

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(l)
they will ensure and procure that:
(i)
the Market Value of the Vessel shall be ascertained from time to time in the following circumstances:

(aa) upon the occurrence of a Potential Termination Event or a Termination Event which is continuing, at any time at the request of the Owners; and

(bb) in the absence of occurrence of a Potential Termination Event or Termination Event:

(A)
at least once every twelve (12) months following the Commencement Date; and
(B)
at any time at the request of the Owners if the Owners have reasonably determined that the Market Value of the Vessel falls below the applicable LTV Threshold from time to time.
(ii)
the Charterers shall pay the amount of the fees and expenses incurred by the Owners in connection with any matter arising out of this paragraph (l);
(m)
if, pursuant to Clause 46.1(l), it is determined that the Market Value of the Vessel falls below the applicable LTV Threshold (the "LTV Breach" and the said difference between the Market Value of the Vessel and the applicable LTV Threshold shall be referred to as the "shortfall"), the Charterers shall, upon request, promptly and in any event no later than the date falling thirty (30) days after the Owners' request, at the Owners' discretion, either:
(i)
make payment in an amount such as to eliminate the shortfall which payment shall be deemed to be an advance payment of hire and credited against future instalment(s) of Charterhire A (or part thereof) payable pro rata; and/or
(ii)
provide, or ensure that a third party has provided, additional Security Interests which, has a Market Value (in the case of a Security Interests over a vessel) or otherwise in the opinion of the Owners (in the case of Security Interests over any other asset) has a net realisable value at least equal to the shortfall and is acceptable to the Owners, and which is documented in such terms as the Owners may require. Following the provision of any additional Security Interest pursuant to this Clause 46.1(m)(ii), if the Charterers furnish to the Owners (at their costs) valuation reports which are issued by the Approved Valuers evidencing that the Market Value of the Vessel (without taking into the value of such additional Security Interest) continues to so exceed an amount equivalent to the applicable LTV Threshold for a period of not less than ninety (90) days, the Charterers may by notice to the Owners request the release of the relevant additional Security Interests at the Charterers' expense. So long as no Termination Event has occurred which is continuing at such time or will result from such release or no LTV breach will occure following such release, the Owners shall release the relevant additional Security Interests to the Charterers or to their order;
(n)
intentionally deleted;
(o)
they shall comply, shall procure that each other Relevant Person and Approved Manager comply, and shall use all reasonable endeavours to procure that any Approved Subcharterer comply, with all laws and regulations in respect of Sanctions, and in particular, they shall effect and maintain a sanctions compliance policy to ensure compliance with all such laws and regulations implemented from time to time;
(p)
the Vessel shall not be employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel shall not be used by or to benefit any party which is a target of Sanctions and/or is a Restricted Person or call at any port in any of the Restricted Countries or trade to any area or country where trading the Vessel to such area or country would constitute or reasonably be expected to constitute a breach of any Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America, the United Kingdom or the People's Republic of China, (ii) would result or reasonably be expected to result in any Relevant Person, Approved Subcharterer, Approved Manager or the Owners becoming a Restricted Person or (iii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

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(q)
they shall, shall procure that each other Relevant Person and Approved Manager shall, and shall use all reasonable endeavours to procure that any Approved Subcharterer shall, promptly notify the Owners of any non-compliance, by any Relevant Person, Approved Subcharterer or Approved Manager or their respective officers, directors, employees, consultants, agents or intermediaries, with all laws and regulations relating to Sanctions, Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws (including but not limited to notifying the Owners in writing immediately upon being aware that any Relevant Person, Approved Subcharterer, Approved Manager or its shareholders, directors, officers or employees is a Restricted Person or has otherwise become a target of Sanctions) as well as provide all information (once available) in relation to its business and operations which may be relevant for the purposes of ascertaining whether any of the aforesaid parties are in compliance with such laws;
(r)
they shall, shall procure that each other Relevant Person and Approved Manager shall, and shall use all reasonable endeavours to procure that any Approved Subcharterer shall, (in each case above, including procuring or as the case may be, using all reasonable endeavours to procure the respective officers, directors, employees, consultants, agents and/or intermediaries of the relevant entity to do the same) shall:
(i)
comply with all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;
(ii)
maintain systems, controls, policies and procedures designed to promote and achieve ongoing compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;
(iii)
in respect of the Charterers, not use, or permit or authorize any person to directly or indirectly use, the Financing Amount for any purpose that would breach any Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws; and
(iv)
cooperate and comply with any applicable Emission Scheme and all Environmental Laws;
(s)
in respect of the Charterers, not lend, invest, contribute or otherwise make available the Financing Amount to or for any other person in a manner which would result in a violation of Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws;
(t)
they shall not appoint or permit to be appointed any manager of the Vessel unless it is an Approved Manager and such Approved Manager has (prior to accepting its appointment) entered into a Manager's Undertaking;
(u)
they shall ensure that all Earnings and any other amounts received by them in connection with the Vessel are paid into the Operating Account and they shall procure any Approved Subcharterer to pay into the Operating Account;
(v)
upon request, they will provide or they will procure to be provided to the Owners the report(s) of the survey(s) conducted pursuant to Clause 7 of this Charter in form and substance satisfactory to the Owners;
(w)
they shall not permit the sub-chartering of the Vessel save for an Approved Subcharter provided that:
(i)
in the case of a request from the Charterers for the Owners' written consent to the terms of any Approved Subcharter being a bareboat charter (irrespective of duration) or a time charter exceeding or capable of exceeding twelve (12) months (taking into account any optional extension periods), the Owners shall respond to such request within one (1) Business Day or any other longer period agreed between the Owners and the Charterers; and
(ii)
as a condition precedent to the execution of any Approved Subcharter which is a bareboat charter (irrespective of duration) or a time charter of a period exceeding or capable of exceeding twelve (12) months (taking into account any optional extension periods), the Charterers shall:
(A)
assign all their rights and interests under such Approved Subcharter and uses reasonable endeavours to procure the Approved Subcharterer of such Approved Subcharter to give a written acknowledgment of such assignment and provide such documents as the Owners may reasonably require regarding the due execution of such Approved Subcharter; and
(B)
in case such Approved Subcharter is a bareboat charter (irrespective of duration), procure the Approved Subcharterer of such Approved Subcharter to execute a general assignment to assign

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their rights under the Insurances, Earnings and Requisition Compensation in respect of the Vessel, in favour of the Owners, each in a form acceptable to the Owners;
(x)
in respect of an Approved Subcharter (other than a Short Term Time Subcharter) which contains an option to extend the charter period, they shall notify the Owners as soon as they become aware that the relevant Approved Subcharterer of such Approved Subcharter does not intend to, or has not by the date falling twenty (20) days prior to the date on which such Approved Subcharter will expire, exercise the relevant option to extend the charter period of such Approved Subcharter in accordance with the terms thereunder;
(y)
in respect of an Approved Subcharter other than a Short Term Time Subcharter, save with the prior written consent of the Owners, they shall not, and shall procure that the relevant Approved Subcharterer of such Approved Subcharter shall not, agree or enter into any transaction, arrangement, document or do or omit to do anything which will have the effect of varying, amending, supplementing or waiving any material term of such Approved Subcharter.

In this Clause 46.1(y), "material term" means, without limitation, terms regarding payment of hire (unless such amendment contemplates increase of hire rate), duration of charter period, assignability of such Approved Subcharter, the account to which hire is paid to, compliance with sanctions, reduction of the charterhire rate or charterhire payment frequency, off-hire and termination events;

(z)
they shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its issued shares following the occurrence of a Potential Termination Event or Termination Event or which would result in a Potential Termination Event or Termination Event;
(aa)
the Vessel shall be registered under the Flag State at all times; and
(bb)
they shall not enter into any other investments, any sale or leaseback agreements, any off-balance sheet transaction or incur any other liability or obligation (including without limitation, any Financial Indebtedness of any obligations under a guarantee) except:
(i)
liabilities and obligations under the Leasing Documents to which it is or, as the case may be, will be a party; or
(ii)
liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel.
Clause 47
Purchase option
47.1
The Charterers shall have the option to purchase the Vessel, in case of paragraph (a) or (b) below, on any date and (ii) in case of paragraph (c) below, starting on and from the First Payment Date (a "Purchase Option Date") specified in a notice (the "Purchase Option Notice") at the Purchase Option Price on any of the following instances:
(a)
on the occurrence of any of the events set out under Clause 44.1(f) (iv), (v), (vi) and (viii) in respect of the Owners;
(b)
where the Owners cease to be under the control of the China Merchants Group; or
(c)
starting on and from the First Payment Date (subject always to giving the Owners not less than thirty (30) days prior written notice).
47.2
A Purchase Option Notice shall be signed by a duly authorised officer or attorney of the Charterers and, once delivered to the Owners, is irrevocable and the Charterers shall be bound to pay to the Owners the Purchase Option Price on the Purchase Option Date.
47.3
Only one Purchase Option Notice may be served throughout the duration of the Charter Period (unless otherwise agreed by the Owners in their absolute discretion).

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47.4
Upon the Owners' receipt in full of the Purchase Option Price, the Owners shall (except in the case of Total Loss) transfer the legal and beneficial ownership of the Vessel on an "as is where is" basis (and otherwise in accordance with the terms and conditions set out at Clause 49.1) to the Charterers or their nominees (subject to provision of the satisfactory know-your-client materials to the Owners) and shall execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document strictly necessary to transfer the title of the Vessel to the Charterers or their nominees (subject to provision of the satisfactory know-your-client materials to the Owners) (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners).
Clause 48
– Purchase Obligation
48.1
Subject to other provisions of this Charter, in consideration of the Owners entering into this Charter, unless this Charter is terminated before natural expiration or the Owners and the Charterers agree otherwise, the Charterers shall be obliged to purchase from the Owners all of the Owners' beneficial and legal right, title and interest in the Vessel and all belonging to her in the following manner:
(a)
on the Purchase Obligation Date (or such other date agreed by the Owners and the Charterers otherwise) at the Purchase Obligation Price and the Owners and the Charterers shall perform their obligations referred to in Clause 49 (Sale of the Vessel by Purchase Option or Purchase Obligation); or
(b)
if earlier, in the event it becomes unlawful in any applicable jurisdiction for the Owners to perform any of their obligations as contemplated by the Leasing Documents, (subject always to sixty (60) days' negotiation period after the Owners giving notice to the Charterers) on the next Payment Date following such occurrence (or such earlier date as mutually agreed by the Charterers and the Owners) at the Termination Purchase Price in accordance with the procedures set out in Clause 40 (Termination, Redelivery and Total Loss).
Clause 49
– Sale of the Vessel by purchase option or purchase obligation
49.1
Completion of the exercise of the Purchase Option (by the Charterers) or the Purchase Obligation (by the Owners) shall respectively take place on the Purchase Option Date or the Purchase Obligation Date (as the case may be), whereupon the Owners will sell to the Charterers (or their nominee (subject to provision of the satisfactory know-your-client materials to the Owners)), and the Charterers (or their nominee (subject to provision of the satisfactory know-your-client materials to the Owners)) will purchase from the Owners, all the legal and beneficial interest and title in the Vessel, for the Purchase Option Price or the Purchase Obligation Price (as the case may be) on an "as is where is" basis and on the following terms and conditions:
(a)
the Charterers expressly agree and acknowledge that no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers confirm that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners' behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extent permissible under applicable law, the Charterers hereby also waive any rights which they may have in tort in respect of any of the matters referred to under this Clause and irrevocably agree that the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of all of the foregoing exclusions. No third party making any representation or warranty relating to the Vessel or any part thereof is the agent of the Owners nor has any such third party authority to bind the Owners thereby. Notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranties or other claims relating thereto which the Charterers (or their nominee (subject to provision of the satisfactory know-your-client materials to the Owners)) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;
(b)
the Vessel shall be free from any Financial Instrument granted by the Owners (save for those mortgages, liens, encumbrances or debts arising out of or in connection with the Charter or the Leasing Documents);
(c)
the Purchase Option Price or the Purchase Obligation Price (as the case may be) shall be paid by (or on behalf of) the Charterers to the Owners on respectively the Purchase Option Date or the Purchase Obligation Date, together

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with unpaid amounts of Charterhire and other moneys owing by or accrued or due from the Charterers under this Charter on or prior to the Purchase Option Date or Purchase Obligation Date (as the case may be) which remain unpaid; and
(d)
upon the Purchase Obligation Price and all other moneys payable under this Charter (including, without limitation, any documented unpaid sums, legal fees and other costs and expenses reasonably incurred by the Owners) being fully and irrevocably paid to the Owners on, and in accordance with, the terms set forth in this Charter, (except in the case of Total Loss) the Owners agree (at the cost of the Charterers) to enter into (i) a bill of sale and (ii) a protocol of delivery and acceptance (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners).
Clause 50
– Indemnities
50.1
The Charterers shall, upon the Owners' demand, fully indemnity, and keep indemnified and paid to the to the Owners any sum or amount in respect of all documented claims, expenses, liabilities, losses, fees (including, but not limited to, any vessel registration and tonnage fees) suffered or incurred by or imposed on the Owners arising from this Charter and any Leasing Document or in connection with delivery, possession, performance, control, registration, repair, survey, insurance, maintenance, manufacture, purchase, ownership and operation of the Vessel by the Owners and the costs related to the prevention or release of liens or detention of or requisition, use, operation or redelivery, sale or disposal of the Vessel or any part of it, enforcement of the Owners' rights under any Leasing Document, and whether prior to, during or after termination of the leasing of this Charter and whether or not the Vessel is in the possession or the control of the Charterers or otherwise. Without prejudice to its generality, this Clause covers any documented claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Law, any Sanctions, Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws.
50.2
Without prejudice to the above Clause 50.1, if any sum (a "Sum") due from a Relevant Person under the Leasing Documents, or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:
(a)
making or filing a claim or proof against that Relevant Person; or
(b)
obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Charterers shall, as an independent obligation, on demand, indemnify the Owners against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

50.3
The obligations of the Charterers under Clause 50 and in respect of any Security Interest created pursuant to the Security Documents will not be affected or discharged by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations under Clause 50 or in respect of any Security Interest created pursuant to the Security Documents (without limitation and whether or not known to it or any Relevant Person or Approved Manager) including:
(a)
any time, waiver or consent granted to, or composition with, any Relevant Person or Approved Manager other person;
(b)
the release of any other Relevant Person or Approved Manager or any other person under the terms of any composition or arrangement with any creditor of the Guarantor or any of its affiliates;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Relevant Person or Approved Manager or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

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(d)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Relevant Person or Approved Manager or any other person;
(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Leasing Document or any other document or security;
(f)
any unenforceability, illegality or invalidity of any obligation of any person under any Security Document or any other document or security; or
(g)
any insolvency or similar proceedings.
50.4
Notwithstanding anything to the contrary under the Leasing Documents (but subject and without prejudice to Clause 33) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or such Leasing Document or termination or cancellation of this Charter or such Leasing Document pursuant to the terms hereof or thereof or termination of this Charter or such Leasing Document by the Owners.
50.5
In consideration of the Charterers requesting the Collateral Owners to charter the Collateral Vessels to the Collateral Charterers under the Collateral Charters, the Charterers hereby irrevocably and unconditionally undertake to pay immediately on demand from the Collateral Owners (or any of them, as the case may be) such amounts in respect of all claims, expenses, liabilities, losses, fees of every kind and nature and all other moneys due but unpaid to the Collateral Owners under or in connection with the Collateral Charters, and to indemnify and hold the Collateral Owners harmless against all such moneys, costs, fees and expenses.
50.6
All rights which the Charterers have at any time (whether in respect of this Charter or any other transaction) against the Collateral Charterers or the Guarantor or any of them shall be fully subordinated to the rights of the Owners under the Leasing Documents and until the end of this Charter and unless the Owners otherwise direct, the Charterers shall not exercise any rights which it may have (whether in respect of this Charter or any other transaction) by reason of performance by it of its obligations under the Leasing Documents or by reason of any amount becoming payable, or liability arising, under this Clause:
(a)
to be indemnified by the Collateral Charterers or the Guarantor or any of them;
(b)
to claim any contribution from any third party providing security for, or any other guarantor of, the Collateral Charterers' or the Guarantor's obligations under the Leasing Documents;
(c)
to take any benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Collateral Charterers or the Guarantor or any of them under the Leasing Documents or of any other guarantee or security taken pursuant to, or in connection with, the Leasing Documents by any of the aforesaid parties;
(d)
to bring legal or other proceedings for an order requiring any of the Collateral Charterers or the Guarantor or any of them to make any payment, or perform any obligation, in respect of any Leasing Document;
(e)
to exercise any right of set-off against any of the Collateral Charterers or the Guarantor or any of them; and/or
(f)
to claim or prove as a creditor of any of the Collateral Charterers or the Guarantor or any of them,

and if the Charterers receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Owners or the Collateral Owners by the Collateral Charterers or the Guarantor or any of them under or in connection with the Leasing Documents to be repaid in full on trust for the Owners or the Collateral Owners and shall promptly pay or transfer the same to the Owners or the Collateral Owners as may be directed by the Owners.

50.7
The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against any claim, expense, liability or loss reasonably incurred by the Owners in funding the Purchase Price for the acquisition of the Vessel

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pursuant to the MOA (including but not limited to the event that the Purchase Price is deposited but not released in accordance with the SWIFT payment).
50.8
Notwithstanding anything to the contrary herein (but subject and without prejudice to Clause 33 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.
Clause 51
– No Set-off or Tax deduction
51.1
All Charterhire, Advance Charterhire or payment of the Purchase Obligation Price or the Purchase Option Price and any other payment made from the Charterers to enable the Owners to pay all amounts under a Leasing Document shall be paid punctually:
(a)
without any form of set-off (except in the case of the Advance Charterhire which shall be set off in accordance with Clause 36.2), cross-claim or condition and in the case of Charterhire or Advance Charterhire, without previous demand unless otherwise agreed with the Owners; and
(b)
free and clear of all present and future taxes, levies, duties, deductions or withholding of any nature whatsoever, whether levied now or in the future, unless required by law.
51.2
Without prejudice to Clause 51.1, if the Owners are required by law to make a tax deduction from any payment:
(a)
the Owners shall notify the Charterers as soon as they become aware of the requirement; and
(b)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.
51.3
In this Clause "tax deduction" means any deduction or withholding for or on account of any present or future tax, other than a FATCA Deduction.
Clause 52
– Increased Costs
52.1
This Clause 52 applies if the Owners notify the Charterers that they consider that as a result of:
(a)
the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners' overall net income); or
(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners (or a parent company of them) has incurred or will incur an "increased cost".

52.2
In this Clause 52, "increased cost" means, in relation to the Owners:
(a)
an additional or increased cost incurred as a result of, or in connection with, the Owners having entered into, or being a party to, this Charter, of funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter;
(b)
a reduction in the amount of any payment to the Owners under this Charter or in the effective return which such a payment represents to the Owners on their capital;
(c)
an additional or increased cost of funds relating to the acquisition of the Vessel pursuant to the MOA; or

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(d)
a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter,
(e)
and for the purposes of this Clause 52.2 the Owners may in good faith allocate or spread costs and/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.
52.3
Subject to the terms of Clause 52.1, the Charterers shall pay to the Owners, on the Owners' demand, the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.
Clause 53
– Confidentiality
53.1
The Parties agree to keep the terms and conditions of this Charter and any other Leasing Documents (the "Confidential Information") strictly confidential, provided that a Party may disclose Confidential Information in the following cases:
(a)
it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;
(b)
it is required to be disclosed under the applicable laws of any Relevant Jurisdiction, by a governmental order, decree, regulation or rule or by an order of a court, tribunal or listing exchange of the Relevant Jurisdiction (including but not limited to an order, rule or regulation of the US Securities and Exchange Commission or the New York Stock Exchange), provided that the disclosing Party shall give written notice of such required disclosure to the other Party prior to the disclosure, unless such required disclosure is already known to the other Party;
(c)
in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings;
(d)
to (or through) whom a Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Leasing Document (as permitted by the terms thereof), provided that such person receiving Confidential Information shall undertake that it would not disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties;
(e)
to any of the following persons on a need to know basis:
(i)
a shareholder or an Affiliate of either Party or a party referred to in either paragraph (d) or (e) (including the employees, officers and directors thereof);
(ii)
professional advisers retained by a disclosing party; or
(iii)
persons advising on, providing or considering the provision of financing to the disclosing party or an Affiliate,

provided that the disclosing party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties; or

(f)
with the prior written consent of all Parties.
Clause 54
– Partial Invalidity

If, at any time, any provision of a Leasing Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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Clause 55
– Settlement or discharge Conditional
55.1
Any settlement or discharge under any Leasing Document between the Owners and any Relevant Person or Approved Manager shall be conditional upon no security or payment to the Owners by any Relevant Person or Approved Manager any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.
55.2
If the Owners consider that an amount paid or discharged by, or on behalf of, a Relevant Person or Approved Manager by any other person in purported payment or discharge of an obligation of that Relevant Person or Approved Manager to the Owners under the Leasing Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Relevant Person or Approved Manager or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Leasing Documents.
Clause 56
– Changes to the parties
56.1
Assignment or transfer by the Charterers

The Charterers shall not assign their rights or transfer by novation any of their rights and obligations under the Leasing Documents except with the prior consent in writing of the Owners.

56.2
Assignment or transfer by the Owners
(a)
Without prejudice to the Owners' rights under Clause 35.3, the Owners may, upon prompt notice to the Charterers, assign any of their rights or transfer by novation any of its rights and obligations under the Leasing Documents and/or sell and transfer the title of the Vessel:
(i)
in the event of an occurrence of a Termination Event which is continuing, to any person; or
(ii)
to another lessor or financial institution or trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in shipping loans, securities or other financial assets, provided always that, notwithstanding such change, this Charter would continue on identical terms (save for logical, consequential or mutually agreed amendments).

(b)
The Guarantor and the Charterers shall remain jointly and severally liable to the aforesaid assignee or new owner of the Vessel for its performance of all obligations pursuant to this Charter after change of the registered ownership of the Vessel from the Owners to such new owner.
56.3
The Charterers undertake to comply, and provide such information and documents and all necessary assistance as the Owners shall reasonably require to complete or perfect the assignment or novation or title transfer of the Vessel (with the benefit and burden of this Charter) pursuant to Clause 56.2.
Clause 57
– Miscellaneous
57.1
The Charterers waive any rights of sovereign immunity which they or any of their assets may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter.
57.2
No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Charter, save that the Collateral Owners may rely on the rights conferred on them under Clause 50.5 (Indemnities).
57.3
This Charter and each Leasing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Leasing Document, as the case may be.

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Clause 58
– FATCA
58.1
Defined terms. For the purposes of this Clause 58, the following terms shall have the following meanings:

"Code" means the United States Internal Revenue Code of 1986, as amended.

"FATCA" means sections 1471 through 1474 of the Code and any Treasury regulations thereunder.

"FATCA Deduction" means a deduction or withholding from a payment under this Charter or the Leasing Documents required by or under FATCA.

"FATCA Exempt Party" means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.

"FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if a Relevant Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

"FATCA Non-Exempt Party" means any Relevant Party who is not a FATCA Exempt Party.

"IRS" means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.

"Relevant Party" means any party to a Leasing Document except an Approved Subcharterer.

58.2
FATCA Information.
(a)
Subject to paragraph (c) below, each Relevant Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant Party:
(i)
confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and
(ii)
supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable "pass thru percentage" or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party's compliance with FATCA.
(b)
If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other Relevant Parties reasonably promptly.
(c)
Nothing in this clause shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.
(d)
If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then:
(i)
if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of this Charter and the Leasing Documents as if it is a FATCA Non-Exempt Party; and

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(ii)
if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Leasing Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

58.3
FATCA Deduction and gross-up by Relevant Party
(a)
If the representation made by the Charterers under Clause 45.1(n) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.
(b)
If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.
(c)
The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.
58.4
FATCA Deduction by Owners

The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

58.5
FATCA Mitigation

Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 58.3 in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

CLAUSE 58A GENERAL APPLICATION OF PROCEEDS

All sums received by the Owners in respect of:

(a)
any Earnings of the Vessel pursuant to Clause 40.3(a)(ii);,
(b)
any proceeds of any sale of the Vessel pursuant to Clause 40.3(a)(iii) or (b) or (c),
(c)
any insurance proceeds in respect of the Vessel received by the Owners and/or their financiers (if any),
(d)
any proceeds realised or received by the Owners in connection with the enforcement of the Guarantee and the Security Documents;
(e)
any amounts received by the Owners from any Collateral Charterer pursuant to clause 50.5 of the relevant Collateral Charter; and;

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(f)
any proceeds received by the Owners from any Collateral Owner (as trustee for the Owners),

shall be applied in the following order of application against amounts due but unpaid under the Leasing Documents:

(A)
firstly, in or towards any due but unpaid fees, costs and expenses of and any other amounts due but unpaid to the Owners under the Leasing Documents to which they are a party (including but not limited to any sums due but unpaid to any receiver, agent or other person appointed by the Owners and any costs and expenses incurred in the enforcement of (aa) the Guarantee and (bb) the Security Documents);
(B)
secondly, in and towards payment of any accrued interest and fees due but unpaid to the Owners under the Leasing Documents to which they are a party (including but not limited to any accrued Charterhire B and default interest due but unpaid to the Owners thereunder);
(C)
thirdly, in and towards payment of any principal or any other amounts due but unpaid to the Owners under the Leasing Documents to which they are a party (including but not limited to (aa) any due but unpaid Outstanding Principal Balance and (bb) any remaining due and unpaid portion of the Termination Purchase Price not covered by sub-paragraphs (A) and (B) above); and
(D)
fourthly, upon satisfaction in full of all amounts due but unpaid to the Owners under the Leasing Documents to which they are a party, in payment of any surplus to the Charterers, but subject always to the terms of the General Assignment.
Clause 59
– Definitions
59.1
In this Charter the following terms shall have the meanings ascribed to them below:

"Acceptance Certificate" means a certificate substantially in the form set out in Schedule I to be signed by the Charterers at Delivery.

"Account Bank" means Hamburg Commercial Bank AG, acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany.

"Account Security" means the document creating first priority security over the Operating Account executed or to be executed by the Charterers in favour of the Owners and the Collateral Owners, in the agreed form.

"Advance Charterhire" means the amount by which the Purchase Price exceeds the Financing Amount.

"Affiliate" means in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding Company.

"Anti-Money Laundering Laws" means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the European Union and the People's Republic of China and which in each case are (a) issued, administered or enforced by any governmental agency having jurisdiction over any Relevant Person, Approved Subcharterer, Approved Manager or the Owners; (b) of any jurisdiction in which any Relevant Person, Approved Subcharterer, Approved Manager or the Owners conduct business; or (c) to which any Relevant Person, Approved Subcharterer, Approved Manager or Owner is subjected or subject to.

"Anti-Terrorism Financing Laws" means all applicable anti-terrorism laws, rules, regulations or guidelines of any jurisdiction, including and not limited to the United States of America or the People's Republic of China which are: (a) issued, administered or enforced by any governmental agency, having jurisdiction over any Relevant Person, Approved Subcharterer, Approved Manager or the Owners; (b) of any jurisdiction in which any Relevant

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Person, Approved Subcharterer, Approved Manager or the Owners conduct business; or (c) to which any Relevant Person, Approved Subcharterer, Approved Manager or the Owners are subjected or subject to.

"Approved Bareboat Subcharter" means an Approved Subcharter as described under paragraph (b)(i) of the definition of an Approved Subcharter and consented to by the Owners.

"Approved Manager" means Navios Tankers Management Inc., a corporation incorporated under the laws of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, Navios Shipmanagement Inc., a corporation incorporated under the laws of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any subsidiary or affiliate of Navios Shipmanagement Holdings Corporation or such other reputable ship management company nominated by the Charterers and approved by the Owners (such approval not to be unreasonably withheld).

"Approved Subcharter" means the Initial Subcharter or:

(a)
any Short Term Time Subcharter;
(b)
subject to prior written consent of the Owners:
(i)
a subcharter of the Vessel on a bareboat charter basis (irrespective of duration); or
(ii)
a subcharter of the Vessel on a time charter basis with a charter period exceeding or capable of exceeding twelve (12) months (taking into account any optional extension period).

"Approved Subcharterer" means the Initial Subcharterer or in the case of any other Approved Subcharter falling within paragraph (b) of the definition of Approved Subcharter above, any subcharterer of the Vessel approved by the Owners in writing (such approval not to be unreasonably withheld or delayed).

"Approved Valuer" means Clarksons, Maersk Brokers, Howe Robinson, Arrow, Simpson Spence Young, Braemar Seascope, Fearnleys or any other shipbroker nominated by the Charterers and approved by the Owners.

"Associated Vessel" means any ship or vessel (including, but not limited to, the Vessel and each Collateral Vessel) from time to time wholly leased, hired, chartered or financed under any lease, hire purchase agreement, charter or any other financing arrangement by affiliates of the Owners and/or the Collateral Owners to subsidiaries or affiliates of the Guarantor.

"Breakfunding Costs" means all breakfunding costs and expenses incurred or payable by the Owners when a repayment or prepayment under the relevant funding arrangement entered into by the Owners for the purpose of financing the Purchase Price do not fall on a Payment Date.

"Business Day" means a day on which banks are open for business in the principal business centres of Hong Kong, Shanghai, Hamburg, Athens and Singapore and:

(a)
in respect of the determination of the Delivery Date, also a day on which the registry at the Flag State is open; and
(b)
in respect of a day on which a payment is required to be made or other dealing is due to take place under a Leasing Document in Dollars, also a day on which commercial banks are open in New York and in relation to the fixing of an interest rate in relation to the Outstanding Principal Balance, also a day which is a US Government Securities Business Day.

"Business Ethics Law" means any laws, regulations and/or other legally binding requirements or determinations in relation to corruption, fraud, collusion, bid-rigging or anti-trust, human rights violations (including forced labour and human trafficking) which are applicable to any Relevant Person, Approved Subcharterer, Approved

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Manager or the Owners or to any jurisdiction where activities are performed and which shall include but not be limited to (i) the United Kingdom Bribery Act 2010 and (ii) the United States Foreign Corrupt Practices Act 1977 and all rules and regulations under each of (i) and (ii).

"Cancelling Date" has the meaning given to that term in the MOA.

"Change of Control" means:

(a)
the Guarantor ceases to be the owner of, directly or indirectly, all of the issued shares in the Charterers;
(b)
the Designated Unitholders cease to be the ultimate beneficial owner(s) of, or to have ultimate control of, the voting rights attaching to more than 5 per cent. of all the units (including for the avoidance of doubt both general partner units and common units) in the Guarantor;
(c)
the Designated Unitholders cease to be the owner(s) of, or to have ultimate control of, the voting rights attaching to all the issued shares in the general partner of the Guarantor, which is currently the General Partner;
(d)
Mrs. Angeliki Frangou ceases to act as chairwoman or chief executive officer of the Guarantor;
(e)
the General Partner ceases to be the general partner of the Guarantor; or
(f)
any person or group of persons (other than the Designated Unitholders) acting in concert, becomes the holder, directly or indirectly, of 50 per cent. or more of the beneficially issued units of the Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Guarantor on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), and for the purpose of paragraph (f) above "acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), co-operate, through the acquisition, directly or indirectly, of units in the Guarantor by any of them, either directly or indirectly, to obtain or consolidate the holding of beneficially owned units of the Guarantor.

"Charterers' Offer" has the meaning given to that term in Clause 40.3(b).

"Charterhire" means each of, as the context may require, all of the quarterly instalments of hire payable hereunder comprising in each case:

(a)
a component of Charterhire A; and
(b)
a component of Charterhire B.

"Charterhire A" means, in relation to a Payment Date, an amount to be calculated in accordance with the following formula:

(Financing Amount – Purchase Obligation Price) / 20.

"Charterhire B" means, in relation to a Payment Date, the interest component calculated in accordance with Schedule III by applying the applicable Interest Rate to the Outstanding Principal Balance as at the date of payment of such instalment (immediately prior to the payment of such instalment).

"Charterhire Principal" means the aggregate amount of Charterhire A payable under this Charter which is equal to five-sixth (5/6) of the Financing Amount.

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"Charterhire Principal Balance" means the Charterhire Principal outstanding under this Charter from time to time, as may be reduced by payments or prepayments by the Charterers to the Owners of Charterhire A under this Charter.

"Charter Period" means the period commencing on the Commencement Date and described in Clause 32.2 unless it is either terminated earlier or extended in accordance with the provisions of this Charter.

"China Merchants Group" means China Merchants Group Limited, a company incorporated under the laws of the People's Republic of China acting through its office at China Merchants Tower, 39-40 Floor, Shun Tak Centre, 168-200 Connaught Road, Central, Hong Kong.

"CISADA" means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non US persons.

"Classification Society" means Nippon Kaiji Kyokai or any other generally recognised first class classification society being a member of the International Association of Classification Societies which is approved by the Owners.

"Commencement Date" means the date on which Delivery takes place.

"Collateral Charter" means, in relation to each Collateral Vessel, the bareboat charter entered or to be entered into between the relevant Collateral Owner (as owners) and the relevant Collateral Charterer (as bareboat charterers), and in each case, as the same may be novated, amended and/or supplemented from time to time.

"Collateral Charterer" means each or any of the corporations (other than the Charterers) listed in the third column (Charterers) of Schedule IV (The Parties and the Vessels), and "Collateral Charterers" means them collectively, as the context may require

"Collateral Owner" means each or any of the companies (other than the Owners) listed in the fourth column (Owners) of Schedule IV (The Parties and the Vessels), and "Collateral Owners" means them collectively, as the context may require.

"Collateral Vessel" means each or any of the vessels (other than the Vessel) listed in the second column (Vessels) of Schedule IV (The Parties and the Vessels) or any other vessel being the subject of a Collateral Charter.

"Delivery" means the passing of the legal and beneficial interest in the Vessel from the Charterers (in their capacity as sellers) to the Owners (in their capacity as buyers) pursuant to the terms of the MOA and thereafter immediately delivered by the Owners to the Charterers pursuant to the terms of this Charter.

"Delivery Date" means the date (being a Business Day) on which the Vessel is delivered to the Owners (in their capacity as buyers) pursuant to the terms of the MOA and thereafter immediately delivered to the Charterers as bareboat charterers pursuant to the terms of this Charter.

"Dollars" or "$" or "US$" have the meanings given to those terms in the MOA.

"Designated Unitholder" means Mrs. Angeliki Frangou, her direct descendants and their lineal descendants, either directly or indirectly, (through entities owned and controlled by her or any of their Affiliates or trusts or foundations established or that may be established of which she is a beneficiary or her direct descendants or their lineal descendants are a beneficiary) being the ultimate beneficial owner(s) of, or having ultimate control of, the voting rights attaching to more than 5 per cent. of all the units (including for the avoidance of doubt both general partner units and common units) in the Guarantor and in the plural means all of them.

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"Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) and which arise out of the use or operation of the Vessel, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable in the event of requisition of the Vessel for hire, all moneys which are at any time payable under any Insurances in respect of loss of hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel; and
(b)
if and whenever the Vessel is employed on terms whereby any moneys falling within paragraph (a) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel;
"Emission Allowances" means an allowance, credit, quota, permit or equivalent, representing a right of a vessel to emit a specified quantity of greenhouse gas emissions recognised by the Emission Scheme.
"Emission Scheme" means a greenhouse gas emissions trading scheme which for the purposes of this Charter shall include the EU ETS and any other similar systems imposed by applicable lawful authorities that regulate the issuance, allocation, trading or surrendering of Emission Allowances.

"Environmental Claim" means:

(a)
any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or which relates to any Environmental Law; or
(b)
any claim by any other person which relates to an Environmental Incident,

and "claim" means a claim for damages, compensation, fines, penalties or any other payment (exceeding $1,000,000 in each of the above cases); an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

"Environmental Incident" means:

(a)
any release of Environmentally Sensitive Material from the Vessel; or
(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Owners and/or the Charterers and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action; or
(c)
any other incident involving the Vessel in which Environmentally Sensitive Material is released otherwise than from the Vessel and in connection with which the Vessel is actually arrested and/or where the Owners and/or the Charterers and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any present or future law applicable to the Vessel relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material including any law pertaining to any Emission Scheme.

"Environmentally Sensitive Material" means oil, oil products and any other substances (including any chemical, gas or other hazardous or noxious substance) which are (or are capable of being or becoming) polluting, toxic or hazardous.

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"EU ETS" means the European Union Emissions Trading System specifically applicable to shipping pursuant to the European Directive 2023/959 amending European Directive 2003/87/EC and Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down rules for the application of Directive 2003/87/EC of the European Parliament and of the Council as regards the administration of shipping companies by administering authorities in respect of a shipping company.

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

(a)
for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;
(b)
under any loan stock, bond, note or other security issued by the debtor;
(c)
under any acceptance credit, guarantee or letter of credit facility made available to the debtor;
(d)
under a lease, a deferred purchase consideration arrangement (other than deferred payments for assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;
(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or
(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.

"Financial Instruments" means the mortgage, deed of covenant, the general assignment or such other financial security instruments granted to the Owners' financiers as security for the obligations of the Owners in relation to the financing of the acquisition of the Vessel.

"Financing Amount" means an amount equal to sixty per cent (60%) of the Purchase Price.

"Flag State" means the Republic of Panama, the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Malta or any other flag state approved by the Owners in writing (such approval not to be unreasonably withheld or delayed).

"Fuel EU Maritime" means Fuel EU Maritime Regulation 2023/1805 dated 13 September 2023 on the use of renewable and low-carbon fuels in maritime transport, and amending Directive 2009/16/EC.

"Funding Rate" has the meaning given to such term under Schedule III.

"General Assignment" means the first priority general assignment executed or to be executed between the Charterers and the Owners in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign their rights under the Insurances, Earnings and Requisition Compensation and any sub-charter having a duration of at least twelve (12) months (or which are capable of exceeding twelve (12) months) in respect of the Vessel, in favour of the Owners and in the agreed form.

"General Partner" means Olympos Maritime Ltd, a corporation duly formed and existing under the laws of the Republic of the Marshall Islands and having its registered address at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands, MH 96960, the Republic of the Marshall Islands.

"Guarantor" means Navios Maritime Partners L.P., a limited partnership duly formed and existing under the laws of the Republic of the Marshall Islands and having its registered address at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands, MH 96960.

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"Guarantee" means a guarantee executed or to be executed by the Guarantor in favour of the Owners.

"Historic Term SOFR" means, in relation to any Term, the most recent applicable Term SOFR for a period equal in length to that Term and which is as of a day which is no more than three (3) US Government Securities Business Days before the Quotation Day.

"Holding Company" means, in relation to a person, any other person in relation to which it is a subsidiary.

"IAPPC" means a valid international air pollution prevention certificate for the Vessel issued pursuant to the MARPOL Protocol.

"Initial Subcharter" means the subcharter with the particulars set out under Schedule V.

"Initial Subcharterer" means the subcharter with the particulars set out under Schedule V.

"Initial Market Value" means, in relation to the Vessel, the arithmetic mean of two (2) valuations, each prepared:

(a)
in United States Dollars;
(b)
on a date no earlier than thirty (30) days prior to the Commencement Date;
(c)
with or without physical inspection of the Vessel;
(d)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and
(e)
after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale,

and such valuations shall be prepared by one Approved Valuer selected by the Owners and one Approved Valuer selected by the Charterers (with the valuation report also addressed to the Owners) provided that if the difference in the two valuations obtained is more than ten per cent (10%) of the higher valuation obtained, a third Approved Valuer shall be selected by the Owners and the Initial Market Value shall be the arithmetic mean of the three valuations obtained.

"Insurances" means:

(a)
all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and
(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter.

"Interpolated Historic Term SOFR" means, in relation to any Term, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)
either:
(i)
the most recent applicable Term SOFR (as of a day which is not more than three (3) US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than that Term; or

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(ii)
if no such Term SOFR is available for a period which is less than that Term, SOFR for a day which is no more than five (5) US Government Securities Business Days (and no less than two (2) US Government Securities Business Days) before the Quotation Day; and
(b)
the most recent applicable Term SOFR (as of a day which is not more than three (3) US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds that Term.

"Interpolated Term SOFR" means, in relation to any Term, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(c)
either:
(i)
the applicable Term SOFR (as of the Quotation Day in respect of that Term) for the longest period (for which Term SOFR is available) which is less than that Term; or
(ii)
if no such Term SOFR is available for a period which is less than that Term, SOFR for the day which is two (2) US Government Securities Business Days before the Quotation Day; and
(d)
the applicable Term SOFR (as of the Quotation Day in respect of that Term) for the shortest period (for which Term SOFR is available) which exceeds that Term.

"Interest Rate" means, in relation to each Term and subject to Schedule III, the percentage rate of interest per annum which is the aggregate of (i) the applicable Reference Rate for such Term and (ii) the Margin.

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).

"ISPS Code" means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.

"Leasing Documents" means this Charter, the MOA, any Approved Subcharter, the Guarantee, the Security Documents and any other document designated by the Owners and the Charterers as a "Leasing Document".

"LTV Threshold" means from the Commencement Date and until the end of the Charter Period, one hundred and twenty-five per cent (125%) of the Outstanding Principal Balance from time to time.

"Major Casualty" means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

"Manager's Undertaking" means:

(e)
in relation to Navios Tankers Management Inc., a first priority letter of undertaking executed or to be executed by Navios Tankers Management Inc. in favour of the Owners; and/or
(f)
in relation to any Approved Manager, the letter of undertaking from such Approved Manager,

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in each case, inter alia, subordinating the rights of such Approved Manager against the Vessel and the Charterers to the rights of the Owners and their financiers (if any) and assigning the rights of such Approved Manager under the Insurances in respect of the Vessel in favour of the Owners, in an agreed form.

"Margin" means 1.9% per annum.

"Market Disruption Rate" means the Reference Rate.

"Market Value" means, in relation to the Vessel at any relevant time, the arithmetic mean of the valuations shown by two (2) valuation reports, each prepared:

(a)
in United States Dollars;
(b)
on a date no earlier than thirty (30) days previously;
(c)
with or without physical inspection of the Vessel; and
(d)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment, and such valuations shall be prepared by one Approved Valuer nominated by the Owners and one Approved Valuer nominated by the Charterers (with the valuation report also addressed to the Owners) provided that if the difference in the two valuations obtained is more than ten per cent (10%) of the higher valuation obtained, a third Approved Valuer shall be nominated by the Owners and the Market Value shall be the arithmetic mean of the valuations shown by the three (3) valuation reports, each prepared on the same terms and conditions as set out above. Notwithstanding the above, for the purposes of determining the Market Value under Clause 38.1(b) and Clause 38.15, the Owners shall be entitled (at their sole discretion) (1) to rely on any valuation obtained from Vessels Value on the relevant date or (2) if required, (at the Charterers’ costs) to obtain one (1) valuation prepared in accordance with the above criteria by an Approved Valuer nominated by the Owners.

"MARPOL Protocol" means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).

"Material Adverse Effect" means, in the reasonable opinion of the Owners, a material adverse effect on:

(a)
the business, operations, property, condition (financial or otherwise) or prospects of the Charterers or the Guarantor and its subsidiaries as a whole; or
(b)
the ability of any Relevant Person or Approved Manager to perform its obligations under any Leasing Document to which it is a party; or
(c)
the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted pursuant to any of the Leasing Documents or the rights or remedies of the Owners under any of the Leasing Documents.

"MOA" means the memorandum of agreement entered into by the Charterers (in their capacity as sellers) and the Owners (in their capacity as buyers) dated on the date of this Charter in relation to the sale and purchase of the Vessel.

"Mortgagee" has the meaning given to that term in Clause 35.3.

"Net Income Loss" means, at the relevant time, the net income loss (if any) as shown in the most recent audited consolidated annual financial reports of the Guarantor adjusted to exclude impairment losses.

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"Operating Account" means, an account in the name of the Charterers with
Account Bank or such bank as the Owners may approve.

"Original Jurisdiction" means, in relation to any Relevant Person, Approved Subcharterer or Approved Manager (as the case may be), the jurisdiction under whose laws they are respectively incorporated as at the date of this Charter.

"Outstanding Principal Balance" means the aggregate of:

(a)
the Charterhire Principal Balance; and
(b)
the Purchase Obligation Price.

"Owners' Sale" has the meaning given to that term in Clause 40.3(a)(iii).

"Party" means either party to this Charter.

"Payment Date" means each of the twenty (20) dates upon which Charterhire is to be paid by the Charterers to the Owners pursuant to Clause 36.3.

"Permitted Security Interests" means:

(a)
Security Interests created by a Leasing Document or a Financial Instrument;
(b)
other Security Interests permitted by the Owners in writing;
(c)
liens for unpaid master's and crew's wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime practice;
(d)
liens for salvage;
(e)
liens for master's disbursements incurred in the ordinary course of trading;
(f)
any other liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel provided such liens do not secure amounts more than 30 days overdue;
(g)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Owners are prosecuting or defending such action in good faith by appropriate steps; and

(h)
Security Interests arising by operation of law in respect of taxes which are not overdue or for payment of taxes which are overdue for payment but which are being contested by the Owners or the Charterers in good faith by appropriate steps and in respect of which adequate reserves have been made.

"Post-enforcement Interests" has the meaning given to that term in 40.3(a)(ii).

"Potential Termination Event" means, an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Owners and/or the satisfaction of any other condition, would constitute a Termination Event.

"Published Rate" means SOFR or Term SOFR for 3 months.
"Published Rate Replacement Event" means, in relation to a Published Rate:
(g)
the methodology, formula or other means of determining that Published Rate has, in the opinion of the Owners, materially changed;

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(h)
(i)
(A)
the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)
the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;
(iii)
the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or
(iv)
the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or
(i)
the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)
the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Owners and the Charterers) temporary; or
(ii)
that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than a time period as determined by the Owners (acting reasonably); or
(j)
in the opinion of the Owners, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Charter.

"Purchase Obligation" means the purchase obligation referred to in Clause 48.1.

"Purchase Obligation Date" means the date on which the Owners shall transfer the legal and beneficial interest in the Vessel to the Charterers, and the Charterers shall purchase the Vessel, being the date falling on the last day of the Charter Period.

"Purchase Obligation Price" means one sixth (1/6) of the Financing Amount.

"Purchase Option" means the early termination option which the Charterers are entitled to pursuant to Clause 47.

"Purchase Option Date" has the meaning given to that term in Clause 47.1.

"Purchase Option Notice" has the meaning given to that term in Clause 47.1.

"Purchase Option Price" means the aggregate of:

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(a)
the Outstanding Principal Balance as at the Purchase Option Date together with a fee calculated at the rate of (i) one per cent. (1%) thereon for any payment made on or before the tenth (10th) Payment Date, (ii) zero point five per cent. (0.5%) thereon for any payment made on or after the eleventh (11th) Payment Date and on or before the fourteenth (14th) Payment Date and (iii) zero per cent. (0%) for any payment made thereafter;
(b)
any Charterhire B accrued as at the Purchase Option Date;
(c)
any Breakfunding Costs;
(d)
any legal costs incurred by the Owners in connection with the exercise of the Purchase Option under Clause 47; and
(e)
all other amounts payable under this Charter and the other Leasing Documents together with any applicable interest thereon.

"Purchase Price" has the meaning given to that term in the MOA.

"Quiet Enjoyment Agreement" means the quiet enjoyment agreement executed or to be executed between, amongst others, the Charterers, the Owners and the Owners' financiers in the agreed form.

"Quotation Day" means in relation to any period for which an Interest Rate is to be determined, two (2) US Government Securities Business Days before the first day of that period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Owners in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Reference Rate" means, in relation to a Term:
(k)
the applicable Term SOFR for three (3) months as of the relevant Quotation Day; or
(l)
as otherwise determined pursuant to Schedule III,

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

"Relevant Jurisdiction" means, in relation to any Relevant Person, Approved Subcharterer or Approved Manager (as the case may be):

(b)
its Original Jurisdiction;
(c)
any jurisdiction where any property owned by it and charged under a Leasing Document is situated;
(d)
any jurisdiction where it conducts its business; and
(e)
any jurisdiction whose laws govern the perfection of any of the Leasing Documents entered into by it creating a Security Interest.

"Relevant Person" means each of the Charterers, the Collateral Charterers, the Guarantor, the Shareholder and such other party providing security to the Owners for the Charterers' obligations under this Charter pursuant to a Security Document or otherwise (but not including the Initial Subcharterer, any Approved Subcharterer and any Approved Manager).

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

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"Replacement Reference Rate" means a reference rate which is:
(m)
formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)
the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)
any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(n)
in the opinion of the Owners, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or
(o)
in the opinion of the Owners, an appropriate successor or alternative to a Published Rate.

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss".

"Restricted Countries" means those countries subject to country-wide or territory-wide Sanctions and/or trade embargoes, in particular but not limited to pursuant to the U.S.'s Office of Foreign Asset Control of the U.S. Department of Treasury ("OFAC") including at the date of this Charter, but without limitation, Iran, North Korea and Syria and any additional countries based on respective country-wide or territory-wide Sanctions being imposed by OFAC or any of the regulative bodies referred to in the definition of Restricted Persons.

"Restricted Person" means a person, entity or any other parties (i) located, domiciled, resident or incorporated in Restricted Countries, and/or (ii) subject to any sanction administrated by the United Nations, the European Union, Switzerland, the United States and the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the United Kingdom, His Majesty's Treasury ("HMT") and the Foreign and Commonwealth Office of the United Kingdom, the People's Republic of China and/or (iii) owned or controlled by or affiliated with persons, entities or any other parties as referred to in (i) and (ii).

"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(p)
imposed by law or regulation of the United Nations, United Kingdom, the United States of America (including, without limitation, CISADA and OFAC), the People's Republic of China or the Council of the European Union regardless of whether the same is or is not applicable or binding on any Relevant Person; or
(q)
otherwise imposed by any law or regulation which are applicable to and/or binding upon any Relevant Person, the Vessel, the Owners or the Owners’ financier (if any) (which shall include without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America).
For the avoidance of doubt, "Sanctions" excludes generally applicable port fees, tariffs, customs and taxes not targeted at specific entities, countries, sectors, or activities.

"Security Documents" means the Account Security, the General Assignment, the Shares Pledge, any Manager's Undertaking and any other security documents granted as security for the obligations of the Charterers under or in connection with this Charter.

"Security Interest" means:

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(a)
a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;
(b)
the security rights of a plaintiff under an action in rem; or
(c)
any other right which confers on a creditor or potential creditor a right or privilege to receive the amount actually or contingently due to it ahead of the general unsecured creditors of the debtor concerned; however this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

"Shareholder" means Navios Maritime Midstream Operating LLC, a limited liability company formed and existing under the laws of the Republic of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands.

"Shares Pledge" means the first priority shares pledge over the shares in the Charterers executed or to be executed by the Shareholder in favour of the Owners.

"Short Term Time Subcharter" means a subcharter of the Vessel on a time charter basis with a charter period not exceeding and not capable of exceeding twelve (12) months (taking into account any optional extension period).

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

"Term" means a period of three (3) month's duration provided that:

(a)
the first Term shall commence on the Commencement Date;
(b)
each subsequent Term shall commence on the last day of the preceding Term;
(c)
any Term which would otherwise end on a non-Business Day shall instead end on the next following Business Day or, if that Business Day is in another calendar month, on the immediately preceding Business Day;
(d)
if any Term commences on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month three (3) months thereafter, as the case may be, that Term shall, subject to paragraphs (c), (e) and (f), end on the last Business Day of such later calendar month;
(e)
any Term which would otherwise overrun a Payment Date shall instead end on that Payment Date; and
(f)
any Term which would otherwise extend beyond the Charter Period shall instead end on the last day of the Charter Period.

"Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

"Termination Event" means any event described in Clause 44.

"Termination Purchase Price" means, in respect of any date (for the purposes of this definition only, the "Relevant Date"), the aggregate of:

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(a)
the Outstanding Principal Balance as at the Relevant Date together with a fee calculated at the rate of one per cent. (1%) thereon for any termination of this Charter;
(b)
any accrued but unpaid Charterhire B as at the Relevant Date;
(c)
any Breakfunding Costs;
(d)
any costs incurred and expenses incurred by the Owners (and their financiers (if any)) in locating, repossessing or recovering the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents and any default interest in relation thereto;
(e)
any costs and expenses (including legal costs) incurred by the Owners in connection with the termination of this Charter under Clause 44;
(f)
all other outstanding amounts payable under this Charter together with any applicable interest thereon.

"Total Loss" means:

(a)
actual, constructive, compromised, agreed or arranged total loss of the Vessel;
(b)
any expropriation, confiscation, requisition or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is redelivered within ninety (90) days to the full control of the Owners or the Charterers; or
(c)
any arrest, capture, seizure or detention of the Vessel (including any hijacking or theft but excluding any event specified in paragraph (b) of this definition) unless it is redelivered within thirty (30) days to the full control of the Owners or the Charterers.
"US Government Securities Business Day" means any day other than:
(r)
a Saturday or a Sunday; and
(s)
a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"US Tax Obligor" means (a) a person which is resident for tax purposes in the United States of America or (b) a person some or all of whose payments under the Leasing Documents are from sources within the United States for United States federal income tax purposes.

"Vessel" means the MR2 chemical and oil tanker m.t. "NAVE CAPELLA" with IMO No. 9487471 with particulars stated in Boxes 6 to 12 of this Charter and which is to be registered under the name of the Owners with the Panama registry upon Delivery.

59.2
In this Charter:

the "Approved Manager", any "Approved Subcharterer", the "Charterers", the "Guarantor", the "Initial Subcharterer", the "Owners", the "Shareholder", the "Subcharterer", the "Collateral Charterer", the "Collateral Owner", any "Relevant Person", or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Leasing Documents.

"agreed form" means, in relation to a document, such document in a form agreed in writing by the Owners;

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"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"company" includes any partnership, joint venture and unincorporated association;

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

"continuing" means, in relation to any Termination Event, a Termination Event which has not been waived by the Owners and in relation to any Potential Termination Event, a Potential Termination Event which has not been waived by the Owners;

"control" over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)
cast, or control the casting of, more than 51 per cent, of the maximum number of votes that might be cast at a general meeting of such company; or
(b)
appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or
(c)
give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;

"document" includes a deed; also a letter, fax or telex;

the Owners' "cost of funds" in relation to the Outstanding Principal Balance is a reference to the average cost (determined either on an actual or a notional basis) which the Owners would incur if they were to fund or finance, from whatever source(s) they may reasonably select, an amount equal to the amount of the Outstanding Principal Balance for a period equal in length to the Term of the Outstanding Principal Balance;

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

"months" shall be construed in accordance with Clause 59.3;

"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

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"protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs including pollution risks, freight, demurrage and defence cover, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

"subsidiary" has the meaning given in Clause 59.4; and

"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

59.3
Meaning of "month". A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:
(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or
(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and "month" and "monthly" shall be construed accordingly.

59.4
Meaning of "subsidiary". A company (S) is a subsidiary of another company (P) if a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P.

A company (S) is a subsidiary of another company (U) if S is a subsidiary of P and P is in turn a subsidiary of U.

For the purposes of this Charter and other Leasing Documents, references to the subsidiaries of the Guarantor shall exclude any subsidiary of the Guarantor which is publicly listed on any stock exchange.

59.5
In this Charter:
(a)
references to a Leasing Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners approve;
(b)
references to, or to a provision of, a Leasing Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;
(c)
references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Charter or otherwise;
(d)
words denoting the singular number shall include the plural and vice versa; and
(e)
references to a page or screen of an information service displaying a rate shall include:
(i)
any replacement page of that information service which displays that rate; and

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(ii)
the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Owners after consultation with the Charterers.

59.6
Headings. In interpreting a Leasing Document or any provision of a Leasing Document, all clauses, sub-clauses and other headings in that and any other Leasing Document shall be entirely disregarded.

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execution page

OWNERS

SIGNED )

by ) /s/ Lydia Ong Xuning

as an attorney-in-fact )

for and on behalf of )

SEA 140 LEASING CO. LIMITED )

in the presence of: )

Witness' signature: )

Witness' name: ) /s/ Wong Fook Jian

Witness' address: )

CHARTERERS

SIGNED )

by )

for and on behalf of ) /s/ Panagiotis Boumpouras

SKIATHOS SHIPPING CORPORATION )

as attorney-in-fact )

in the presence of: )

Witness' signature: )

Witness' name: ) /s/ Georgia Papadimitriou

Witness' address: )

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1
Dated: 12 January 2026
2
Skiathos Shipping Corporation, a corporation incorporated and existing under the laws of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (Name of sellers), hereinafter called the “Sellers”, have agreed to sell, and
3
Sea 140 Leasing Co. Limited, a company incorporated and existing under the laws of Hong Kong having its registered office at 27/F, Three Exchange Square, 8 Connaught Place Central, Hong Kong (Name of buyers), hereinafter called the “Buyers”, have agreed to buy:
4
Name of vessel: NAVE CAPELLA
5
IMO Number: 9487471
6
Classification Society: Nippon Kaiji Kyokai or other Classification Society
7
Class Notation: NS*(CSR, TOB/CT II&III, PSPC-WBT)(ESP)(IWS)(PSCM)(EA + VOC) MNS*
8
Year of Build: 2013 Builder/Yard: Dae Sun Shipbuilding & Engineering Co., Ltd.
9
Flag: Republic of Panama Place of Registration: Republic of Panama GT/NT: 30052 / 13255
10
hereinafter called the “Vessel”, on the following terms and conditions:
11
Definitions - Clause 29 (Definitions)
12
~~“Banking Days" are days on which banks are open both in the country of the currency stipulated for~~
13
~~the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8~~
14
~~(Documentation) and (add additional jurisdictions as appropriate).~~
15
~~“Buyers’ Nominated Flag State” means (state flag state).~~
16
“Class" means the class notation referred to above.
17
“Classification Society" means the Classification Society referred to above.

"Dollars" or "$" or "US$" mean United States dollars, being the lawful currency of the United States of America.

18
~~"Deposit" shall have the meaning given in Clause 2 (Deposit)~~
19
~~“Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the~~
20
~~Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement.~~
21
“In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a
22
registered letter, e-mail or telefax.
23
“Parties” means the Sellers and the Buyers.
24
~~“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price).~~
25
~~“Sellers’ Account” means (state details of bank account) at the Sellers’ Bank.~~
26
~~“Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank~~
27
~~notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price.~~

28
1. Purchase Price - Clause 19 (Payment of Purchase Price)
29
~~The Purchase Price is (state currency and amount both in words and figures).~~
30
2. Deposit - Intentionally omitted
31
~~As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of~~
32
 ~~% ( per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the~~
33
~~“Deposit”) in an interest bearing account for the Parties with the Deposit Holder within three (3)~~

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34
~~Banking Days after the date that:~~
35
~~(i) this Agreement has been signed by the Parties and exchanged in original or by~~
36
~~e-mail or telefax; and~~
37
~~(ii) the Deposit Holder has confirmed in writing to the Parties that the account has been~~
38
~~opened.~~
39
~~The Deposit shall be released in accordance with joint written instructions of the Parties.~~
40
~~Interest, if any, shall be credited to the Buyers. Any fee charged for holding and releasing the~~
41
~~Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder~~
42
~~all necessary documentation to open and maintain the account without delay.~~
43
3. Payment - Clause 19 (Payment of Purchase Price)
44
~~On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of~~
45
~~Readiness has been given in accordance with Clause 5 (Time and place of delivery and~~
46
~~notices):~~
47
~~(i) the Deposit shall be released to the Sellers; and~~
48
~~(ii) the balance of the Purchase Price and all other sums payable on delivery by the Buyers~~
49
~~to the Sellers under this Agreement shall be paid in full free of bank charges to the~~
50
~~Sellers’ Account.~~
51
4. Inspection - Intentionally omitted
52
~~(a)* The Buyers have inspected and accepted the Vessel's classification records. The Buyers~~
53
~~have also inspected the Vessel at/in (state place) on (state date) and have~~
54
~~accepted the Vessel following this inspection and the sale is outright and definite, subject only~~
55
~~to the terms and conditions of this Agreement.~~
56
~~(b)* The Buyers shall have the right to inspect the Vessel's classification records and declare~~
57
~~whether same are accepted or not within (state date/period).~~
58
~~The Sellers shall make the Vessel available for inspection at/in (state place/range) within~~
59
 ~~(state date/period).~~
60
~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the~~
61
~~Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~
62
~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~
63
~~During the inspection, the Vessel's deck and engine log books shall be made available for~~
64
~~examination by the Buyers.~~
65
~~The sale shall become outright and definite, subject only to the terms and conditions of this~~
66
~~Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from~~
67
~~the Buyers within seventy-two (72) hours after completion of such inspection or after the~~
68
~~date/last day of the period stated in Line 59, whichever is earlier.~~
69
~~Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of~~
70
~~the Vessel's classification records and/or of the Vessel not be received by the Sellers as~~
71
~~aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the~~
72
~~Buyers, whereafter this Agreement shall be null and void.~~
73
~~*4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions,~~
74
~~alternative 4(a) shall apply.~~
75
5. Time and place of delivery and notices - see Clause 27 (Notice, Time and Place of Delivery) and Clause 28 (Notices)
76
~~(a) The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or~~

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77
~~anchorage at/in (state place/range) in the Sellers' option.~~
78
~~Notice of Readiness shall not be tendered before: (date)~~
79
~~Cancelling Date (see Clauses 5(c), 6 (a)(i), 6 (a) (iii) and 14):~~
80
~~(b) The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall~~
81
provide the Buyers with twenty (20), ten (10), five (5) and three (3) days’ notice of the date the
82
~~Sellers intend to tender Notice of Readiness and of the intended place of delivery.~~
83
When the Vessel is at the place of delivery and physically ready for delivery in accordance with
84
this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
85
(c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the
86
~~Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing~~
87
stating the date when they anticipate that the Vessel will be ready for delivery and proposing a
88
~~new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of~~
89
either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3)
90
~~Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date.~~
91
If the Buyers have not declared their option within three (3) Banking Days of receipt of the
92
~~Sellers' notification or if the Buyers accept the new date, the date proposed in the Sellers'~~
93
notification shall be deemed to be the new Cancelling Date and shall be substituted for the
94
~~Cancelling Date stipulated in line 79.~~
95
~~If this Agreement is maintained with the new Cancelling Date all other terms and conditions~~
96
hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full
97
~~force and effect.~~
98
~~(d) Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely~~
99
without prejudice to any claim for damages the Buyers may have under Clause 14 (Sellers’
100
~~Default) for the Vessel not being ready by the original Cancelling Date.~~
101
(e) Should the Vessel become an actual, constructive or compromised total loss before delivery
102
~~the Deposit together with interest earned, if any, shall be released immediately to the Buyers~~
103
~~whereafter this Agreement shall be null and void.~~
104
6. Divers Inspection / Drydocking - Intentionally omitted

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~~105 (a)*~~

~~106~~
(i) The Buyers shall have the option at their cost and expense to arrange for an underwater
~~107~~
~~inspection by a diver approved by the Classification Society prior to the delivery of the~~
~~108~~
~~Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended~~
~~109~~
~~date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this~~
~~110~~
~~Agreement. The Sellers shall at their cost and expense make the Vessel available for~~
~~111~~
~~such inspection. This inspection shall be carried out without undue delay and in the~~
~~112~~
~~presence of a Classification Society surveyor arranged for by the Sellers and paid for by~~
~~113~~
~~the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s~~
~~114~~
~~inspection as observer(s) only without interfering with the work or decisions of the~~
~~115~~
~~Classification Society surveyor. The extent of the inspection and the conditions under~~
~~116~~
~~which it is performed shall be to the satisfaction of the Classification Society. If the~~
~~117~~
~~conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at~~
~~118~~
~~their cost and expense make the Vessel available at a suitable alternative place near to~~
~~119~~
~~the delivery port, in which event the Cancelling Date shall be extended by the additional~~
~~120~~
~~time required for such positioning and the subsequent re-positioning. The Sellers may~~
~~121~~
~~not tender Notice of Readiness prior to completion of the underwater inspection.~~
~~122~~
(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are
~~123~~
~~found broken, damaged or defective so as to affect the Vessel's class, then (1) unless~~
~~124~~
~~repairs can be carried out afloat to the satisfaction of the Classification Society, the~~
~~125~~
~~Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by~~
~~126~~
the Classification Society of the Vessel's underwater parts below the deepest load line,
~~127~~
the extent of the inspection being in accordance with the Classification Society's rules (2)
~~128~~
~~such defects shall be made good by the Sellers at their cost and expense to the~~
~~129~~
satisfaction of the Classification Society without condition/recommendation** and (3) the
~~130~~
~~Sellers shall pay for the underwater inspection and the Classification Society's~~
~~131~~
~~attendance.~~
~~132~~
Notwithstanding anything to the contrary in this Agreement, if the Classification Society
~~133~~
~~do not require the aforementioned defects to be rectified before the next class~~
~~134~~
drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects
~~135~~
against a deduction from the Purchase Price of the estimated direct cost (of labour and
~~136~~
~~materials) of carrying out the repairs to the satisfaction of the Classification Society,~~
~~137~~
whereafter the Buyers shall have no further rights whatsoever in respect of the defects
~~138~~
and/or repairs. The estimated direct cost of the repairs shall be the average of quotes
~~139~~
~~for the repair work obtained from two reputable independent shipyards at or in the~~
~~140~~
vicinity of the port of delivery, one to be obtained by each of the Parties within two (2)
~~141~~
Banking Days from the date of the imposition of the condition/recommendation, unless
~~142~~
the Parties agree otherwise. Should either of the Parties fail to obtain such a quote within
~~143~~
the stipulated time then the quote duly obtained by the other Party shall be the sole basis
~~144~~
~~for the estimate of the direct repair costs. The Sellers may not tender Notice of~~
~~145~~
~~Readiness prior to such estimate having been established.~~
~~146~~
(iii) If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry-docking
~~147~~
~~facilities are available at the port of delivery, the Sellers shall take the Vessel to a port~~
~~148~~
where suitable drydocking facilities are available, whether within or outside the delivery
~~149~~
~~range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the~~
~~150~~
Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose
~~151~~
of this Clause, become the new port of delivery. In such event the Cancelling Date shall
~~152~~
be extended by the additional time required for the drydocking and extra steaming, but
~~153~~
~~limited to a maximum of fourteen (14) days.~~
~~154~~
~~(b)* The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the~~
~~155~~
Classification Society of the Vessel's underwater parts below the deepest load line, the extent
~~156~~
of the inspection being in accordance with the Classification Society's rules. If the rudder,
~~157~~
~~propeller, bottom or other underwater parts below the deepest load line are found broken,~~
~~158~~
damaged or defective so as to affect the Vessel's class, such defects shall be made good at the
~~159~~
~~Sellers' cost and expense to the satisfaction of the Classification Society without~~

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~~160~~
condition/recommendation**. In such event the Sellers are also to pay for the costs and
~~161~~
expenses in connection with putting the Vessel in and taking her out of drydock, including the
~~162~~
drydock dues and the Classification Society's fees. The Sellers shall also pay for these costs
~~163~~
~~and expenses if parts of the tailshaft system are condemned or found defective or broken so as~~
~~164~~
to affect the Vessel's class. In all other cases, the Buyers shall pay the aforesaid costs and
~~165~~
~~expenses, dues and fees.~~
~~166~~
~~(c) If the Vessel is drydocked pursuant to Clause 6 (a)(ii) or 6 (b) above:~~
~~167~~
(i) The Classification Society may require survey of the tailshaft system, the extent of the
~~168~~
~~survey being to the satisfaction of the Classification surveyor. If such survey is~~
~~169~~
not required by the Classification Society, the Buyers shall have the option to require the
~~170~~
tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey
~~171~~
~~being in accordance with the Classification Society's rules for tailshaft survey and~~
~~172~~
consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare
~~173~~
~~whether they require the tailshaft to be drawn and surveyed not later than by the~~
~~174~~
completion of the inspection by the Classification Society. The drawing and refitting of
~~175~~
the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be
~~176~~
~~condemned or found defective so as to affect the Vessel's class, those parts shall be~~
~~177~~
~~renewed or made good at the Sellers' cost and expense to the satisfaction of~~
~~178~~
~~Classification Society without condition/recommendation**.~~
~~179~~
~~(ii) The costs and expenses relating to the survey of the tailshaft system shall be borne by~~
~~180~~
~~the Buyers unless the Classification Society requires such survey to be carried out or if~~
~~181~~
~~parts of the system are condemned or found defective or broken so as to affect the~~
~~182~~
~~Vessel's class, in which case the Sellers shall pay these costs and expenses.~~
~~183~~
~~(iii) The Buyers' representative(s) shall have the right to be present in the drydock, as~~
~~184~~
~~observer(s) only without interfering with the work or decisions of the Classification~~
~~185~~
~~Society surveyor.~~
~~186~~
~~(iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned~~
~~187~~
~~and painted at their risk, cost and expense without interfering with the Sellers' or the~~
~~188~~
~~Classification Society surveyor's work, if any, and without affecting the Vessel's timely~~
~~189~~
~~delivery. If, however, the Buyers' work in drydock is still in progress when the~~
~~190~~
~~Sellers have completed the work which the Sellers are required to do, the additional~~
~~191~~
~~docking time needed to complete the Buyers' work shall be for the Buyers' risk, cost and~~
~~192~~
~~expense. In the event that the Buyers' work requires such additional time, the Sellers~~
~~193~~
~~may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst~~
~~194~~
~~the Vessel is still in drydock and, notwithstanding Clause 5(a), the Buyers shall be~~
~~195~~
~~obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in~~
~~196~~
~~drydock or not.~~
~~197~~
~~*6 (a) and 6 (b) are alternatives; delete whichever is not applicable. In the absence of deletions,~~
~~198~~
~~alternative 6 (a) shall apply.~~
~~199~~
~~**Notes or memoranda, if any, in the surveyor's report which are accepted by the Classification~~
~~200~~
~~Society without condition/recommendation are not to be taken into account.~~
~~201~~
7. Spares, bunkers and other items
~~202~~
The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board
~~203~~
and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or
~~204~~
spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of Delivery~~inspection~~
~~205~~
used or unused, whether on board or not shall become the Buyers' property, but spares on
~~206~~
order are excluded. ~~Forwarding charges, if any, shall be for the Buyers' account.~~ The Sellers
~~207~~
are not required to replace spare parts including spare tail-end shaft(s) and spare
~~208~~
propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to
~~209~~
delivery, but the replaced items shall be the property of the Buyers. Unused stores and
~~210~~
provisions shall be included in the sale and be taken over by the Buyers without extra payment.

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~~211~~
~~Library and forms exclusively for use in the Sellers' vessel(s) and captain's, officers’ and crew's~~
~~212~~
~~personal belongings including the slop chest are excluded from the sale without compensation,~~
~~213~~
~~as well as the following additional items: (include list)~~
~~214~~
~~Items on board which are on hire or owned by third parties, listed as follows, are excluded from~~
~~215~~
~~the sale without compensation: (include list)~~
~~216~~
~~Items on board at the time of inspection which are on hire or owned by third parties, not listed~~
~~217~~
~~above, shall be replaced or procured by the Sellers prior to delivery at their cost and expense.~~
~~218~~
The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and
~~219~~
greases in storage tanks and unopened drums at no extra cost.~~and pay either:~~
~~220~~
~~(a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or~~
~~221~~
~~(b) *the current net market price (excluding barging expenses) at the port and date of delivery~~
~~222~~
~~of the Vessel or, if unavailable, at the nearest bunkering port,~~
~~223~~
~~for the quantities taken over.~~
~~224~~
~~Payment under this Clause shall be made at the same time and place and in the same~~
~~225~~
~~currency as the Purchase Price.~~
~~226~~
~~"inspection" in this Clause 7, shall mean the Buyers' inspection according to Clause 4(a) or 4(b)~~
~~227~~
(Inspection), if applicable. If the Vessel is taken over without inspection, the date of this
~~228~~
~~Agreement shall be the relevant date.~~
~~229~~
~~*(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions~~
~~230~~
~~alternative (a) shall apply.~~
~~231~~
8. Documentation

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Payment of the Purchase Price shall be conditional upon the Sellers' provision to the Buyers of the documents and evidence set out under Clause 19 (Payment of Purchase Price).

~~232~~
~~The place of closing:~~
~~233~~
~~(a) In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the~~
~~234~~
~~following delivery documents:~~
~~235~~
~~(i) Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State,~~
~~236~~
transferring title of the Vessel and stating that the Vessel is free from all mortgages,
~~237~~
encumbrances and maritime liens or any other debts whatsoever, duly notarially attested
~~238~~
~~and legalised or apostilled, as required by the Buyers’ Nominated Flag State;~~
~~239~~
(ii) Evidence that all necessary corporate, shareholder and other action has been taken by
~~240~~
the Sellers to authorise the execution, delivery and performance of this Agreement;
~~241~~
~~(iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf~~
~~242~~
of the Sellers in the performance of this Agreement, duly notarially attested and legalised
~~243~~
~~or apostilled (as appropriate);~~
~~244~~
~~(iv) Certificate or Transcript of Registry issued by the competent authorities of the flag state~~
~~245~~
~~on the date of delivery evidencing the Sellers’ ownership of the Vessel and that the~~
~~246~~
Vessel is free from registered encumbrances and mortgages, to be faxed or e-mailed by
~~247~~
such authority to the closing meeting with the original to be sent to the Buyers as soon as
~~248~~
~~possible after delivery of the Vessel;~~
~~249~~
(v) Declaration of Class or (depending on the Classification Society) a Class Maintenance
~~250~~
Certificate issued within three (3) Banking Days prior to delivery confirming that the
~~251~~
~~Vessel is in Class free of condition/recommendation;~~
~~252~~
~~(vi) Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of~~
~~253~~
deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that
~~254~~
~~the registry does not as a matter of practice issue such documentation immediately, a~~
~~255~~
written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith
~~256~~
and provide a certificate or other official evidence of deletion to the Buyers promptly and
~~257~~
~~latest within four (4) weeks after the Purchase Price has been paid and the Vessel has~~
~~258~~
~~been delivered;~~
~~259~~
(vii) A copy of the Vessel's Continuous Synopsis Record certifying the date on which the
~~260~~
~~Vessel ceased to be registered with the Vessel's registry, or, in the event that the registry~~
~~261~~
does not as a matter of practice issue such certificate immediately, a written undertaking
~~262~~
from the Sellers to provide the copy of this certificate promptly upon it being issued
~~263~~
~~together with evidence of submission by the Sellers of a duly executed Form 2 stating~~
~~264~~
~~the date on which the Vessel shall cease to be registered with the Vessel's registry;~~
~~265~~
~~(viii) Commercial Invoice for the Vessel;~~
~~266~~
~~(ix) Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases;~~
~~267~~
~~(x) A copy of the Sellers’ letter to their satellite communication provider cancelling the~~
~~268~~
~~Vessel’s communications contract which is to be sent immediately after delivery of the~~
~~269~~
~~Vessel;~~
~~270~~
~~(xi) Any additional documents as may reasonably be required by the competent authorities of~~
~~271~~
the Buyers’ Nominated Flag State for the purpose of registering the Vessel, provided the
~~272~~
Buyers notify the Sellers of any such documents as soon as possible after the date of
~~273~~
~~this Agreement; and~~
~~274~~
~~(xii) The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not~~
~~275~~
~~black listed by any nation or international organisation.~~
~~276~~
~~(b) At the time of delivery the Buyers shall provide the Sellers with:~~
~~277~~
~~(i) Evidence that all necessary corporate, shareholder and other action has been taken by~~

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~~278~~
the Buyers to authorise the execution, delivery and performance of this Agreement; and
~~279~~
~~(ii) Power of Attorney of the Buyers appointing one or more representatives to act on behalf~~
~~280~~
~~of the Buyers in the performance of this Agreement, duly notarially attested and legalised~~
~~281~~
~~or apostilled (as appropriate).~~
~~282~~
~~(c) If any of the documents listed in Sub-clauses (a) and (b) above are not in the English~~
~~283~~
~~language they shall be accompanied by an English translation by an authorised translator or~~
~~284~~
~~certified by a lawyer qualified to practice in the country of the translated language.~~
~~285~~
(d) The Parties shall to the extent possible exchange copies, drafts or samples of the
~~286~~
~~documents listed in Sub-clause (a) and Sub-clause (b) above for review and comment by the~~
~~287~~
~~other party not later than (state number of days), or if left blank, nine (9) days prior to the~~
~~288~~
Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to
~~289~~
~~Clause 5(b) of this Agreement.~~
~~290~~
~~(e) Concurrent with the exchange of documents in Sub-clause (a) and Sub-clause (b) above,~~
~~291~~
~~the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans,~~
~~292~~
~~drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other~~
~~293~~
certificates which are on board the Vessel shall also be handed over to the Buyers unless
~~294~~
~~the Sellers are required to retain same, in which case the Buyers have the right to take copies.~~
~~295~~
~~(f) Other technical documentation which may be in the Sellers' possession shall promptly after~~
~~296~~
~~delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep~~
~~297~~
~~the Vessel's log books but the Buyers have the right to take copies of same.~~
~~298~~
(g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance
~~299~~
confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.
~~300~~
9. Encumbrances
~~301~~
The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than the Bareboat Charter and the Initial Subcharter).,
~~302~~
encumbrances, mortgages and ~~maritime~~ liens (whether maritime or otherwise) or any other debts whatsoever, and is not subject
~~303~~
to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the
~~304~~
Buyers against all consequences of claims made against the Vessel which have been incurred
~~305~~
prior to the time of delivery.
~~306~~
10. Taxes, fees and expenses
~~307~~
Any taxes, fees and expenses in connection with the purchase of the Vessel and registration in the ~~Buyers'~~
~~308~~
~~Nominated~~ Flag State and~~shall be for the Buyers' account, whereas similar charges~~ in connection
~~309~~
with the closing of the Sellers' register shall be for the Sellers' account.
~~310~~
11. Condition on delivery
~~311~~
The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is
~~312~~
delivered to the Buyers pursuant~~, but subject~~ to the terms and conditions of this Agreement ~~she shall be~~
~~313~~
~~delivered and taken over as she was at the time of inspection, fair wear and tear excepted~~.
~~314~~
However, the Vessel shall be delivered ~~free of cargo~~ and free of stowaways with her Class
~~315~~
maintained without condition/recommendation*, free of average damage affecting the Vessel's
~~316~~
class, and with her classification certificates and national certificates, as well as all other
~~317~~
certificates the Vessel had at the time of Delivery~~inspection~~, valid ~~and unextended~~ without
~~318~~
condition/recommendation* by the Classification Society or the relevant authorities at the time
~~319~~
of D~~d~~elivery.
~~320~~
~~"inspection" in this Clause 11, shall mean the Buyers' inspection according to Clause 4(a) or~~
~~321~~
~~4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this~~
~~322~~
~~Agreement shall be the relevant date.~~
~~323~~
*Notes and memoranda, if any, in the surveyor's report which are accepted by the Classification

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~~324~~
Society without condition/recommendation are not to be taken into account.
~~325~~
12. Name/markings - intentionally omitted
~~326~~
~~Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel~~
~~327~~
~~markings.~~
~~328~~
13. Buyers' default
~~329~~
~~Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the~~
~~330~~
~~right to cancel this Agreement, and they shall be entitled to claim compensation for their losses~~
~~331~~
~~and for all expenses incurred together with interest.~~
~~332~~
Should the Purchase Price not be paid in accordance with this Agreement~~Clause 3 (Payment)~~, the Sellers
~~333~~
have the right to cancel this Agreement, in which case it shall terminate whereupon all the Buyers' liabilities hereunder shall be extinguished.~~the Deposit together with interest~~
~~334~~
~~earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the~~
~~335~~
~~Sellers shall be entitled to claim further compensation for their losses and for all expenses~~
~~336~~
~~incurred together with interest.~~
~~337~~
14. Sellers' default
~~338~~
Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be
~~339~~
ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the
~~340~~
option of cancelling this Agreement. If after Notice of Readiness has been given but before
~~341~~
the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not
~~342~~
made physically ready again by the Cancelling Date and new Notice of Readiness given, the
~~343~~
Buyers shall retain their option to cancel. ~~In the event that the Buyers elect to cancel this~~
~~344~~
~~Agreement, the Deposit together with interest earned, if any, shall be released to them~~
~~345~~
~~immediately.~~
~~346~~
Without prejudice to any of the rights the Buyers may have under the Leasing Documents, at law or otherwise, s~~S~~hould the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to
~~347~~
validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers
~~348~~
for their direct and documented loss and for all documented expenses together with interest, and this Agreement shall be immediately terminated and cancelled, without the need for either the Buyers or the Sellers to take any action whatsoever. ~~if their failure is due to proven~~
~~349~~
~~negligence and whether or not the Buyers cancel this Agreement.~~
~~350~~
15. Buyers' representatives - intentionally omitted
~~351~~
~~After this Agreement has been signed by the Parties and the Deposit has been lodged, the~~
~~352~~
~~Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and~~
~~353~~
~~expense.~~
~~354~~
~~These representatives are on board for the purpose of familiarisation and in the capacity of~~
~~355~~
~~observers only, and they shall not interfere in any respect with the operation of the Vessel. The~~
~~356~~
~~Buyers and the Buyers’ representatives shall sign the Sellers' P&I Club’s standard letter of~~
~~357~~
~~indemnity prior to their embarkation.~~
~~358~~
16. Law and Arbitration - Clause 25 (Governing Law and Jurisdiction)
~~359~~
~~(a) *This Agreement shall be governed by and construed in accordance with English law and~~
~~360~~
~~any dispute arising out of or in connection with this Agreement shall be referred to arbitration in~~
~~361~~
~~London in accordance with the Arbitration Act 1996 or any statutory modification or re-~~
~~362~~
enactment thereof save to the extent necessary to give effect to the provisions of this Clause.
~~363~~
~~The arbitration shall be conducted in accordance with the London Maritime Arbitrators~~
~~364~~
~~Association (LMAA) Terms current at the time when the arbitration proceedings are~~
~~365~~
~~commenced.~~
~~366~~
~~The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall~~
~~367~~
~~appoint its arbitrator and send notice of such appointment in writing to the other party requiring~~
~~368~~
~~the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and~~
~~369~~
~~stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own~~

www.bimco.org.

~~370~~
~~arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the~~
~~371~~
~~other party does not appoint its own arbitrator and give notice that it has done so within the~~
~~372~~
~~fourteen (14) days specified, the party referring a dispute to arbitration may, without the~~
~~373~~
~~requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator~~
~~374~~
and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on
~~375~~
~~both Parties as if the sole arbitrator had been appointed by agreement.~~
~~376~~
~~In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the~~
~~377~~
~~arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at~~
~~378~~
~~the time when the arbitration proceedings are commenced.~~
~~379~~
~~(b) *This Agreement shall be governed by and construed in accordance with Title 9 of the~~
~~380~~
United States Code and the substantive law (not including the choice of law rules) of the State
~~381~~
~~of New York and any dispute arising out of or in connection with this Agreement shall be~~
~~382~~
referred to three (3) persons at New York, one to be appointed by each of the parties hereto,
~~383~~
~~and the third by the two so chosen; their decision or that of any two of them shall be final, and~~
~~384~~
~~for the purposes of enforcing any award, judgment may be entered on an award by any court of~~
~~385~~
~~competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the~~
~~386~~
~~Society of Maritime Arbitrators, Inc.~~
~~387~~
~~In cases where neither the claim nor any counterclaim exceeds the sum of US$ 100,000 the~~
~~388~~
arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the
~~389~~
~~Society of Maritime Arbitrators, Inc.~~
~~390~~
~~(c) This Agreement shall be governed by and construed in accordance with the laws of~~
~~391~~
~~(state place) and any dispute arising out of or in connection with this Agreement shall be~~
~~392~~
~~referred to arbitration at (state place), subject to the procedures applicable there.~~
~~393~~
~~*16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of~~
~~394~~
~~deletions, alternative 16(a) shall apply.~~
~~395~~
17. Notices - Clause 28 (Notices)
~~396~~
~~All notices to be provided under this Agreement shall be in writing.~~
~~397~~
~~Contact details for recipients of notices are as follows:~~
~~398~~
~~For the Buyers:~~
~~399~~
~~For the Sellers:~~
~~400~~
18. Entire Agreement
~~401~~
The written terms of this Agreement (together with the other Leasing Documents) comprise the entire agreement between the Buyers and
~~402~~
the Sellers in relation to the sale and purchase of the Vessel and supersede all previous
~~403~~
agreements whether oral or written between the Parties in relation thereto.

www.bimco.org.

~~404~~
Each of the Parties acknowledges that in entering into this Agreement it has not relied on and
~~405~~
shall have no right or remedy in respect of any statement, representation, assurance or
~~406~~
warranty (whether or not made negligently) other than as is expressly set out in this Agreement.
~~407~~
Any terms implied into this Agreement by any applicable statute or law are hereby excluded to
~~408~~
the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude
~~409~~
any liability for fraud.

For and on behalf of the Sellers	For and on behalf of the Buyers
Name: /s/ Panagiotis Boumpouras	Name: /s/ Lydia Ong Xuning
Title: attorney-in-fact	Title: attorney-in-fact

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RIDER CLAUSES TO

MEMORANDUM OF AGREEMENT

DATED 12 January 2026

Clause 19 – Payment of Purchase Price

(a)
Subject to the provisions of this Agreement, in consideration of the Buyers agreeing to pay the Purchase Price of the Vessel to the Sellers, the Sellers hereby agree to sell and transfer all rights, title and interest in the Vessel absolutely, with full title guarantee, on the Delivery Date.
(b)
Subject to the provision of a duly completed Payment Notice to be received by the Buyers not later than three (3) Business Days prior to the Scheduled Delivery Date (or such other shorter period as the Buyers may agree) and fulfilment of the conditions precedent set out in clause 34.1(b)(iv)(A) of the Bareboat Charter, the Purchase Price shall be paid in full by the Buyers to the Sellers as follows:
(i)
an amount corresponding to the amount of the Advance Charterhire payable by the Sellers (in their capacity as charterers) to the Buyers (in their capacity as owners) under the Bareboat Charter shall, on the Delivery Date, be set off against a corresponding amount of the Purchase Price payable under this Agreement; and
(ii)
the balance of the Purchase Price shall be paid by way of wire transfer by the Buyers within one (1) Business Day after the Delivery Date free of bank charges into the Sellers' Account or such account(s) designated by the Sellers and accepted by the Buyers.

Clause 20 – Obligation to sell / purchase the Vessel

Without prejudice to the other provisions in any Leasing Document, the Parties' obligation to sell / purchase the Vessel under this Agreement is conditional upon the simultaneous delivery to and acceptance by the Sellers as bareboat charterers of the Vessel under the Bareboat Charter and that no Potential Termination Event or Termination Event has occurred or will occur as a result of the performance by the Parties of their obligations under this Agreement.

Clause 21 – Condition of Vessel

The Sellers hereby acknowledge that, with respect to the sale and purchase of the Vessel under this Agreement, the Buyers are relying on the Sellers in all respects to check all matters concerning the Vessel, including its safety, condition, quality and fitness for purposes and delivery of the Vessel.

Clause 22 – Physical Presence

For the purpose of the sale and purchase of the Vessel under this Agreement, if the Flag State requires the Buyers to have a physical presence or office in the Flag State, all fees, costs and expenses arising out of or in connection with the establishment and maintenance of such physical presence or office by the Buyers shall be borne by the Sellers.

Clause 23 – Costs and Expense

(a)
The Sellers shall indemnify and pay such documented amounts to the Buyers in respect of all costs, claims, expenses, liabilities, losses and fees (including but not limited to any legal fees, vessel registration and tonnage fees) suffered or incurred by or imposed on the Buyers arising from this Agreement or in connection with the delivery, registration and purchase of the Vessel by the Buyers whether prior to, during or after termination of this Agreement or in connection with or resulting from the occurrence of a Termination Event or in connection with or resulting from the occurrence of the funding of all or a portion of the Purchase Price and whether or not the Vessel is in the possession of or the control of the Sellers or otherwise.
(b)
Notwithstanding anything to the contrary under the Leasing Documents and without prejudice to any right to damages or other claim which the Buyers may have at any time against the Sellers under this Agreement, the indemnities provided by the Sellers in favour of the Buyers shall continue in full force and effect notwithstanding any breach of the terms of this Agreement or such Leasing Document or termination or cancellation of this Agreement or such Leasing Document pursuant to the terms hereof or thereof or termination of this Agreement or such Leasing Document by the Buyers.

Clause 24 – Representations and Warranties of Sellers

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The Sellers represent and warrant to the Buyers as of the date hereof, the date of the Payment Notice, the payment date of the Purchase Price and at the Delivery Date that:

(a)
they:
(i)
are not a Restricted Person;
(ii)
are not owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Restricted Person;
(iii)
do not own or control a Restricted Person; or
(iv)
do not have a Restricted Person serving as a director, officer or employee; and
(b)
no proceeds of the Purchase Price shall be made available, directly or indirectly, to or for the benefit of a Restricted Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

Clause 25 – Governing Law and Jurisdiction

(a)
This Agreement and any non-contractual obligations arising under or in connection with it, shall be governed by and construed in accordance with English law.
(b)
Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute") shall be referred to and finally resolved by arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause 25. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association ("LMAA") Terms current at the time when the arbitration proceedings are commenced.
(c)
The reference shall be to three (3) arbitrators. A Party wishing to refer a Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he had been appointed by agreement. Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
(d)
Where the reference is to three (3) arbitrators the procedure for making appointments shall be in accordance with the procedure for full arbitration stated above.
(e)
The language of the arbitration shall be English.
(f)
In cases where neither the claim nor any counterclaim exceeds the sum of $100,000 (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

Clause 26 - Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

Clause 27 - Notice, Time and Place of Delivery

(c)
On the Delivery Date, the following events are to occur in the following order and one immediately after another (and to the extent possible, shall be deemed to occur simultaneously):
(i)
delivery of the Vessel by the Sellers to the Buyers pursuant to this Agreement; and

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(ii)
delivery of the Vessel by the Buyers (as owners under the Charter) to the Sellers (as bareboat charterers under the Bareboat Charter) pursuant to the Bareboat Charter.
(d)
Upon delivery of the Vessel, the Sellers and the Buyers shall execute the Protocol of Delivery and Acceptance.
(e)
The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage or at sea worldwide (subject to the trading limits in the Bareboat Charter) at the Sellers' option provided that the Vessel shall not be delivered in a place that causes the Buyers to incur additional tax liabilities that the Buyers would not have incurred had the sale been completed in international waters.
(f)
The Sellers shall keep the Buyers well informed of the Scheduled Delivery Date and the intended place of delivery and shall in any event specify the Scheduled Delivery Date in the Payment Notice.
(g)
The Delivery shall be required to take place on or before the Cancelling Date.

Clause 28 - Notices

Any notice, certificate, demand or other communication to be served, given, made or sent under or in relation to this Agreement shall be in English and in writing and (without prejudice to any other valid method or giving, making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective address or email address:

(A) to the Buyers:	c/o CMB FINANCIAL LEASING CO., LTD. 21F, China Merchants Bank Building No. 1088 Lujiazui Ring Road Shanghai Attention: Xiao Yue Email: xiao_yue@cmbchina.com / zyzlsceb@cmbchina.com Tel: +8621 6106 1534
(B) to the Sellers:	c/o NAVIOS TANKERS MANAGEMENT INC. 85, Akti Miaouli, P.C. 18538, Piraeus, Greece Attention: Sofia Tavla Email: stavla@Navios.com , legal_corp@Navios.com Tel: +30 210 41 72 050 or, if a Party hereto changes its address or email address, to such other address or email address as that Party may notify to the other.

Clause 29 – Definitions

Unless otherwise specified herein, capitalised terms in this Agreement shall have the same meaning as in the Bareboat Charter. Furthermore, in this Agreement:

"Advance Charterhire" means the amount by which the Purchase Price exceeds the Financing Amount.

"Bareboat Charter" means the bareboat charter in respect of the Vessel dated on or about the date hereof and made between the Buyers as owners and the Sellers as bareboat charterers.

"Business Day" means a day on which banks are open for business in the principal business centres of Hong Kong, Shanghai, Singapore, New York, Hamburg and Athens and in relation to the determination of the Delivery Date, also a day on which the registry at the Flag State is open.

"Cancelling Date" means 30 April 2026 or such later date as may be agreed by the Buyers acting in their sole discretion.

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"Delivery" means the passing of the legal and beneficial interest in the Vessel from the Sellers to the Buyers pursuant to the terms of this Agreement and thereafter immediately delivered by the Buyers (in their capacity as owners) to the Sellers (in their capacity as charterers) pursuant to the terms of the Bareboat Charter.

"Delivery Date" means the date (being a Business Day) on which the Delivery occurs.

"Financing Amount" means an amount equal to sixty per cent (60%) of the Purchase Price.

"Flag State" means the Republic of Panama, the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Malta, the Republic of Cyprus or any other flag state approved by the Buyers in writing (such approval not to be unreasonably withheld or delayed).

"Payment Notice" means an irrevocable request for payment of the Purchase Price served by the Sellers on the Buyers to be signed by an authorised signatory of the Sellers in substantially the form set out in Schedule 1 (Form of Payment Notice) (or such other form as may be acceptable to the Buyers).
"Protocol of Delivery and Acceptance" means the protocol of delivery and acceptance recording Delivery of the Vessel under this Agreement to be signed by the Buyers and Sellers in substantially the form set out in Schedule 2 (Form of Protocol of Delivery and Acceptance) (or such other form as may be acceptable to the Buyers).
"Purchase Price" means an amount equal to the lower of (i) the Initial Market Value and (ii) US$20,000,000.

"Restricted Countries" means those countries subject to country-wide or territory-wide Sanctions and/or trade embargoes, in particular but not limited to pursuant to the U.S.'s Office of Foreign Asset Control of the U.S. Department of Treasury ("OFAC") including at the date of this Agreement, but without limitation, non-Ukrainian government controlled areas of Donetsk, Luhansk and Zaporizhzhia Regions, Syria, Iran, North Korea, Crimea and Venezuela and any additional countries based on respective country-wide or territory-wide Sanctions being imposed by OFAC or any of the regulative bodies referred to in the definition of Restricted Persons.

"Restricted Person" means a person, entity or any other parties (i) located, domiciled, resident or incorporated in Restricted Countries, and/or (ii) subject to any sanction administrated by the United Nations, the European Union, Switzerland, the United States and the OFAC, the United Kingdom, His Majesty's Treasury ("HMT") and the Foreign and Commonwealth Office of the United Kingdom, the People's Republic of China and/or (iii) owned or controlled by or affiliated with persons, entities or any other parties as referred to in (i) and (ii).

"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(h)
imposed by law or regulation of United Kingdom, the Council of the European Union, the United Nations or its Security Council, the United States of America, the People's Republic of China or the applicable Flag State or any government, official institution or agency of any of the foregoing, regardless of whether the same is applicable or binding on any Party; or
(i)
otherwise imposed by any law or regulation which are applicable to and/or binding upon any Relevant Person, any Approved Manager, the Vessel, any Collateral Vessel, the Owners, any Collateral Owners or the Owners’ Financier (if any) (which shall include without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America), for the avoidance of doubt, "Sanctions" excludes generally applicable port fees, tariffs, customs and taxes not targeted at specific entities, countries, sectors, or activities.
"Scheduled Delivery Date" means the date of delivery of the Vessel set out in the Payment Notice.

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"Sellers' Account" means an account of the Sellers with the Seller' Bank, details of which are notified to the Buyers not less than five (5) Business Days prior to the Delivery Date.
"Sellers' Bank" means Hamburg Commercial Bank AG, acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany or any other bank designated by the Sellers provided that the identity of which is acceptable to the Buyers, with which the Sellers' Account is maintained.

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EXECUTION PAGE

BUYERS

SIGNED )

by ) /s/ Lydia Ong Xuning

as an attorney-in-fact )

for and on behalf of )

SEA 140 LEASING CO. LIMITED )

in the presence of: )

Witness' signature: ) /s/ Wong Fook Jian

Witness' name: )

Witness' address: )

SELLERS

SIGNED )

by ) /s/ Panagiotis Boumpouras

as an attorney-in-fact )

for and on behalf of )

SKIATHOS SHIPPING CORPORATION )

as )

in the presence of: )

Witness' signature: ) /s/ Georgia Papadimitriou

Witness' name: )

Witness' address: )

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